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As filed with the Securities and Exchange Commission on January 31, 2005

Registration No. 333-119996

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRESTLE HOLDINGS, INC.
(Name of small business issuer in its charter)

Delaware State or jurisdiction of incorporation or organization	6794 (Primary Standard Industrial Identification No.)	95-4217605 (I.R.S. Employer Classification Code Number)

199 Technology Drive, Suite 105, Irvine, California 92618
(Address and telephone number of principal executive offices)

with copy to:
199 Technology Drive, Suite 105, Irvine, California 92618 (949) 673-1907 (949) 673-1058 (fax)	Glenn Smith, Esq. c/o Kaye Scholer LLP 1999 Avenue of the Stars, 17th Floor Los Angeles, California 90067 (310) 788-1000 (310) 788-1200 (fax)

(Address of principal place of business or intended principal place of business)
(Name, address and telephone number of agent for service)

        Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(4)

Common Stock, $.001 par value	10,207,856(3)	$4.65	$47,466,530	$5,586.81

(1)
This Registration Statement also covers such indeterminable number of additional shares of the Registrant's Common Stock as may become issuable pursuant to certain applicable provisions providing for the adjustment of the number of shares issuable upon exercise of the warrants and options.

(2)
Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act.

(3)
Represents 4,836,750 shares of common stock issued in our private placement transactions which we closed in June, July and December of 2004 and January of 2005 and warrants and options to acquire 5,371,106 shares of common stock granted between May 2003 and January 2005.

(4)
A registration fee of $1,151.56 previously has been paid with respect to the shares.

        The registrant hereby amends this registration statement as such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 31, 2005

PROSPECTUS

TRESTLE HOLDINGS, INC.
10,207,856 shares of Common Stock

        This prospectus relates to the resale by the selling stockholders listed on page 18 of up to 10,207,856 shares of our issued and outstanding common stock in the over-the-counter market at the prevailing market price or in negotiated transactions, and shares underlying warrants and options to acquire common stock. We will receive no proceeds from the sale of these securities by the selling stockholders and we will bear certain expenses incident to their registration. Because the selling stockholders will offer and sell the shares at various times, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling stockholders. For a description of the plan of distribution of these securities please see page 22 of the prospectus.

        Our common stock is included for quotation on the Over-The-Counter Bulletin Board under the symbol "TLHO.OB." The closing bid price for our common stock on January 28, 2005 was $4.65 per share.

        THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. Please see the section of this prospectus entitled "Risk Factors" beginning on Page 6.

        Neither the SEC nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2005.

        You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

PROSPECTUS SUMMARY

        This summary highlights some information from this prospectus and does not contain all of the information necessary for your investment decision. To understand this offering fully, you should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under "Risk Factors."

        This prospectus covers the resale of up to an aggregate of 4,836,750 shares of our common stock, which were sold by us in private placement transactions which we closed in June and July of 2004 and December of 2004 and January of 2005 and 5,266,106 shares of common stock underlying warrants and options issued between May 2003 and January 2005 with exercise prices ranging from $0.51 to $5.40.

        Trestle Holdings, Inc. ("Trestle Holdings" or "Company") develops and sells digital imaging and telemedicine applications linking dispersed users and data primarily in the healthcare and pharmaceutical markets. Trestle's digital imaging products provide a digital platform to share, store, and analyze tissue images. Trestle's telemedicine product provides healthcare organizations with a cost effective platform for remote examination, diagnosis, and treatment of patients.

Digital Imaging Product Summary

        Trestle's digital imaging products are microscopy devices which employ the optical components of a standard microscope, robotic automated slide handling capabilities combined with imaging and communication software to capture high magnification images in digital format. These devices are comprised of both hardware and software, and can be used in conjunction with Trestle's SL50 Slide Loader System or Integrated Grossing Station.

        Trestle's products, marketed under the MedMicro™, MedScan™, DSM™, MedReach™ and ePathNet.net™ are used in clinical, pharmaceutical and research environments. When used specifically for pathology, they enable pathologists to consult and collaborate with each other remotely and may be referred to as telepathology products. When used in clinical healthcare, they enable physicians or other healthcare providers to deliver services remotely and may be referred to as telemedicine products.

MedMicro™

        MedMicro is the Company's live digital imaging product. In live digital imaging, images are captured and viewed in real time while the slide is on the microscope. MedMicro allows multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real-time. MedMicro is also available with the following options:

        SL50 Slide Loader System™—Trestle's SL50 Slide Loader System allows remote, unattended access to up to 50 glass slides concurrently. This provides remote users with the ability to review multiple slides without the need for an attendant at the MedMicro device location. By automating the slide loading and unloading process, the pathologist has the flexibility to work with a large virtual catalog of slides at any time.

        Integrated Grossing Station™—Trestle's Integrated Grossing Station connects to MedMicro and uses MedMicro's built in annotation, image editing and image archiving functions. The Integrated Grossing Station enables remote supervision direction, and documentation of the processing of frozen sections and other gross specimens.

MedScan™ and DSM™

        MedScan is the Company's stored digital imaging technology. In stored digital imaging, images are captured and stored in digital format for viewing at a later time without requiring the original slide to be on the microscope. MedScan performs high-speed, whole-glass slide digitization. By creating digital slides, MedScan enables pathologists to access entire tissue samples at sub-micron resolution in digital format. MedScan facilitates image analysis, data management, digital workflow and data association for clinical and research applications.

        The initial MedScan product, while achieving its target performance, is more costly to manufacture than anticipated. We are exploring various alternatives to reduce the cost, including outsourcing manufacturing and third party alternatives. In the meantime, we have refocused our development effort towards a next generation, lower cost version of a slide scanning technology that can leverage the existing hardware platform contained in our MedMicro product called Digital Slide Manager or DSM™. However, there can be no assurances that we will be successful in developing this product at the target price and level of performance that would be acceptable to the market place.

ePathNet.net™

        The Company announced in November of 2004 the introduction of ePathNet.net™, its new online data mining, management and virtual microscopy slide viewing service for pathology laboratories in pharmaceutical, biotechnology and healthcare organizations, as well as in research, medical and veterinary schools. The ePathNet.net product is positioned as a service platform, the features of which the Company intends to expand over the next several years. At this time, ePathNet.net offers the digitization of whole-glass slides and their remote viewing through the internet. However, there can be no assurances that we will be successful in developing this service platform product at the target price and level of performance that would be acceptable to the market place or profitable.

        ePathNet.net is designed to address the efforts of clinical laboratories and drug-development organizations to reduce the time and cost associated with processing and analyzing tissue slides, normally viewed under a microscope. The Company is planning to expand ePathNet.net to add proprietary data-mining functions to support digital archival functions. This is expected to enhance workflow through such features as rapid side-by-side comparisons, access to digital archives and support for computer-assisted analysis in quantitative histo-pathology.

        With ePathNet.net, pathologists can send Trestle their prepared tissue samples on glass slides, which will be converted to high-resolution digital slides which can be manipulated and viewed using the system's on-line virtual microscopy functions. The digital slides can be stored on Trestle's secure servers and are accessible via the internet for search, review, downloading and analysis. ePathNet.net offers users control over the digital slides they view online, such as indexing, annotation, searching and image processing functions.

        The Company is exploring various service options for ePathNet.net, including offering the service platform as an "onsite" service with equipment on the premises of its customers or an "offsite" service, with the equipment outsourced to the Company's facility. Currently, the Company is restructuring its Los Angeles facility to support its ePathNet.net current and prospective customers.

MedReach™

        Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. The Company's telemedicine product, MedReach, consists of proprietary software that integrates videoconferencing, clinical devices, medical images and patient data. MedReach allows healthcare providers to remotely examine, diagnose, and treat patients and enables improved service, increased patient traffic and improved patient access to specialists. MedReach was first released commercially in 1998 and is now installed in over 60 medical facilities. Recently the Company has focused its marketing effort away from the telemedicine area in favor of its telepathology products, which are experiencing stronger growth. As a result MedReach sales have been decreasing.

InterScope Technologies™

        On December 14, 2004, the Company entered into a non-binding Letter of Intent to acquire the assets of InterScope Technologies, Inc. in exchange for Trestle stock. The acquisition is subject to the execution of definitive agreements and certain other conditions, including customary closing conditions. Currently, the company is performing due diligence associated with this acquisition.

Customers

        The Company's customers include some of the world's leading pharmaceutical, research and healthcare organizations; our top twenty-five customers are Pfizer, Aventis, Merck, GlaxoSmithKline, MeduNet, Walter Reed Army Medical Center, Addus Healthcare, Hawaii Health Systems, Scott & White Hospitals, Louisiana Telemedicine Consortium, Shriners Hospitals, Texas A&M, National Cancer Institute, Baystate Medical Center, Health Network Laboratories, Longview Medical Laboratories, MobilePath, Newark Beth Israel, Saint Joseph Healthcare, University of Maryland, University of Louisville, Columbia Presbyterian University, Ohio State University, University of California at San Francisco, and University of Southern California. We have only sold a limited amount of our products to customers and have not generated significant revenues to date.

Patents

        Trestle has one issued and six pending patents on its products, including SmartFocus, a continuous focus system improving the capture of accurate, in-focus tissue sample information at sub-micron resolution despite sample variations and defects, and while maintaining high speed.

        Our predecessor was organized in 1939 and we were reincorporated under the laws of the State of Delaware in May 2002. We are headquartered in Irvine, California.

        Our website address is http://www.trestlecorp.com. Information contained on our website does not constitute part of this prospectus.

Acquisition of Trestle's Business and Assets

        On May 20, 2003, following approval of the Bankruptcy Court of the Eastern District of New York, the Company through its wholly owned subsidiary, Trestle Acquisition Corporation ("TRAC"), purchased substantially all of the assets of Trestle Corporation, a Delaware corporation ("Old Trestle"), pursuant to an Asset Purchase Agreement, dated April 16, 2003. Old Trestle was historically in the telepathology and telemedicine industries. Under the terms of the acquisition, TRAC paid the sellers $1,250,000 in cash, and assumed certain liabilities of Old Trestle consisting of approximately $369,000 of accounts payable and accrued liabilities and certain amounts of deferred revenue on contracts in progress.

The Offering

Common stock	Up to 4,836,750 shares of our common stock, and up to 5,371,106 shares of common stock issuable upon the exercise of outstanding warrants and options may be offered under this prospectus.
Use of proceeds	All proceeds of this offering will be received by the selling stockholders for their own account.
Risk factors	You should read the "Risk Factors" section beginning on page 3, as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.
OTC Bulletin Board7 symbol	TLHO.OB

RISK FACTORS

        An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Related To Our Business

Uncertainty of Market Acceptance and Product Development.

        The market for our technology is relatively new. Our success will depend upon the market acceptance of our various products and services. This may require in certain instances a modification to the culture and behavior of customers to be more accepting of technology and automation. Potential customers may be reluctant or slow to adopt changes or new ways of performing processes. There can be no assurance that our current or future products or services will gain widespread acceptance or that we will generate sufficient revenues to allow us to ever achieve profitability.

        In addition, our products and services require continuing improvement and development. Some of our products and services, whether in the market or in development, may not succeed or succeed as intended. As a result, we may need to change our product offerings, discontinue certain products and services or pursue alternative product strategies. There can be no assurance that the Company will be able to successfully improve its current products and services or the Company will continue to develop or market some of its products and services.

        Our initial MedScan product, while achieving its target performance, is more costly to manufacture than anticipated. We are exploring various alternatives to reduce the cost, including outsourcing manufacturing and third party alternatives. In the meantime, we have refocused our development effort towards DSM™, a next generation, lower cost version of a slide scanning technology that can leverage the existing hardware platform contained in our MedMicro product. However, there can be no assurances that we will be successful in developing this product at the target price and level of performance that would be acceptable to the market place.

        Our ePathnet.net service is in its early stages. We have some capabilities but intend to expand its service offerings. We might have to outsource to third parties and this could introduce added costs and time. There can be no guarantees we'll be able to deliver all market requirements on time or budget.

We have a history of net losses and may never achieve or maintain profitability.

        We have a history of incurring losses from operations. As of September 30, 2004, we had an accumulated deficit of approximately $ 43,768,000. We anticipate that our existing cash and cash equivalents will be sufficient to fund our operations through at least December 2005. We anticipate that our operating expenses will increase substantially in the foreseeable future as we increase our sales and marketing activities, and continue to develop our technology, products and services. These efforts may prove more expensive than we currently anticipate and we may incur significant additional costs and expenses in connection with our business development activities. Such costs and expenses could prevent us from achieving or maintaining profitability in future periods. If we do achieve profitability in any period, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

Our auditors have expressed a going concern opinion.

        Primarily as a result of our recurring losses and our lack of liquidity, the Company received a report from our independent auditors that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern.

We recently acquired Old Trestle and have limited operating history.

        We recently acquired substantially all of the assets of Old Trestle. Prior to our acquisition of Old Trestle's assets and our recent Pepin/Merhi film library sale, we were involved in the production and distribution of filmed entertainment. Your evaluation of our business and prospects may be difficult because of our limited operating history with Old Trestle's products. There can be no assurance that we will be successful in developing and managing the operations of Old Trestle's products. We face certain risks as a result of the recent acquisition, including:

  •
  risks of entering into industries and markets or developing and producing products where we have limited or no experience,

  •
  the potential loss of key customers of Trestle,

  •
  the potential loss of key personnel of Trestle, and

  •
  exposure to unanticipated liabilities of Trestle.

        Even when an acquired company has already developed and marketed products, there can be no assurance that the products will continue to be successful, that product enhancements will be made in a timely fashion or we will have identified all possible issues that might arise with respect to the acquired company or its products.

Due to uncertainties in our business and our history of operating losses, the capital on hand may not be sufficient to fund the company until we achieve positive cash flow.

        We have expended and will continue to expend substantial amounts of money for research and development, capital expenditures, working capital needs and manufacturing and marketing of our products and services. Our future research and development efforts, in particular, are expected to include development of additional applications of our current products and services and additional product lines including, digital backbone systems and image analysis systems, which will require additional funds. Our recent capital raising activities will not be sufficient to fund our anticipated spending.

        The exact timing and amount of spending required cannot be accurately determined and will depend on several factors, including:

  •
  progress of our research and development efforts,

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  competing technological and market developments,

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  commercialization of products currently under development by us and our competitors, and

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  market acceptance and demand for our products and services.

        We cannot assure you that additional financing will be available if needed or on terms acceptable to us. If adequate and acceptable financing is not available, we may have to delay development or commercialization of certain of our products and services or eliminate some or all of our development activities. We may also reduce our marketing or other resources devoted to our products and services. Any of these options could reduce our sales growth and result in continued net losses.

If we lose key personnel or are unable to hire additional qualified personnel, it could impact our ability to grow our business.

        We believe our future success will depend in large part upon our ability to attract and retain highly skilled technical, managerial, sales and marketing, finance and operations personnel. We face intense competition for all such personnel, and we may not be able to attract and retain these individuals. Our failure to do so could delay product development, affect the quality of our products and services, and/or prevent us from sustaining or growing our business. In addition, employees may leave our company and subsequently compete against us. Our key personnel include Michael Doherty, our Chairman, and Jack Zeineh, MD, our Chief Scientific Officer, Maurizio Vecchione, our Chief Executive Officer, Barry Hall, our President and Chief Financial Officer, and Steve Barbee our Vice President of Sales and Marketing.

        We have taken steps to retain our key employees, including the granting of stock options and warrants that vest over time, and we have entered into employment agreements with some of our key employees. The loss of key personnel, especially if without advanced notice could harm our ability to maintain and build our business operations. Furthermore, we have no key man life insurance on any of our key employees.

Rapid growth may place significant demands on our personnel.

        We currently have limited management experience at the Company and administrative resources. If we are successful in implementing our strategy, we may experience a period of rapid growth and expansion which could place significant additional demands on our management and administrative resources. Our management team's failure to manage this potential growth effectively could have a material adverse effect on our business.

Undetected errors or failures in our software could result in loss or delay in the market acceptance for our product, lost sales or costly litigation.

        Because our software products and services are complex, they may contain errors that can be detected at any point in a product's lifecycle. While we continually test our products and services for errors, errors in our products and services may be found in the future even after our products and services have been commercially introduced. Detection of any significant errors may result in, among other things, loss of, or delay in, market acceptance and sales of our products and services, diversion of development resources, injury to our reputation, increased service and warranty costs or costly litigation. Because our products support or rely on other systems and applications, any software errors or bugs in these systems or applications may result in errors in the performance of our software, and it may be difficult or impossible to determine where the error resides. Product errors could harm our business and have a material adverse effect on our results of operations. Additionally, problems in system security, data corruption, access, connectivity and bandwidth may have a material adverse effect on our operations.

A successful products liability claim could require us to pay substantial damages and result in harm to our business reputation.

        The manufacture and sale of our products and services involve the risk of product liability claims. We do not carry product liability insurance; however, the Company is currently working to obtain insurance to protect against such claims. However, there can be no assurances that such coverage would be adequate to provide for any claims that may arise against us. A successful claim brought against us could require us to pay substantial damages and result in harm to our business reputation, remove our products and services from the market or otherwise adversely affect our business and operations. Even in the event that claims are made unsuccessfully, our business may be adversely affected by expenditure of personnel time and legal costs.

Our products and services could infringe on the intellectual property rights of others, which may lead to costly litigation, lead to payment of substantial damages or royalties and/or prevent us from manufacturing and selling our current and future products and services.

        If third parties assert that our products and services or technologies infringe their intellectual property rights, our reputation and ability to license or sell our products and services could be harmed. Whether or not the litigation has merit, it could be time consuming and expensive for us and divert the attention of our technical and management personnel from other work. In addition, these types of claims could be costly to defend and result in our loss of significant intellectual property rights.

        A determination that we are infringing the proprietary rights of others could have a material adverse effect on our products and services, revenues and income. In the event of any infringement by us, we cannot assure you that we will be able to successfully redesign our products and services or processes to avoid infringement. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products and services and could require us to pay substantial damages and/or royalties.

        The Company receives various claims, from time to time, from entities that believe their intellectual property might be infringed by the Company's products and services. While the Company is not currently engaged in any litigation there is a potential risk of such litigation. To resolve such claims, the Company may elect to partner with, license from or outsource some or all of its products and services with entities who hold significant intellectual property, although there are no guarantees that such agreements can be entered into.

        The Company may decide to upgrade its products and services by changing suppliers of certain key components, hardware or software. This could result in delays, changes in cost structure, pricing and margin pressures. This could also cause changes in manufacturing and distribution strategies. There can be no guarantees that such changes, if they occur might not affect the Company in a negative way.

Any disruption or delay in the supply of components or custom subassemblies could require us to redesign our products and services or otherwise delay our ability to assemble our products, which could cause our sales to decline and result in continued net losses.

        We assemble our products and services from a combination of (i) commodity technology components, such as computers and monitors, (ii) custom subassemblies, (iii) proprietary hardware for scanning microscopy, (iv) commodity operating systems, and (v) proprietary applications software. While we typically use components and subassemblies that are available from alternate sources, any unanticipated interruption of the supply of these components or subassemblies could require us to redesign our products and services or otherwise delay our ability to assemble our products and services, which could cause our sales to decline and result in continued net losses.

If we fail to accurately forecast component and material requirements for our products and services, we could incur additional costs and significant delays in shipments, which could result in loss of customers.

        We must accurately predict both the demand for our products and services and the lead times required to obtain the necessary components and materials. Lead times for components and materials that we order vary significantly and depend on factors including the specific supplier requirements, the size of the order, contract terms and current market demand for components. If we overestimate our component and material requirements, we may have excess inventory, which would increase our costs, impair our available liquidity and could have a material adverse effect on our business, operating results and financial condition. If we underestimate our component and material requirements, we may have inadequate inventory, which could interrupt and delay delivery of our products and services to our customers. Any of these occurrences would negatively impact our net sales, business and operating results and could have a material adverse effect on our business, operating results and financial condition.

Risks Related To the Industry

If we fail to successfully introduce new products and services, our future growth may suffer. Certain products and services at an early stage of development are the areas of future growth for Trestle and sustainability of Trestle.

        As part of our strategy, we intend to develop and introduce a number of new products and services, including digital backbone systems and image analysis systems. Such products and services are currently in research and development, and we have generated no revenues from such potential products and services and may never generate revenues. A substantial portion of our resources have been and for the foreseeable future will continue to be dedicated to our research programs and the development of products and services. If we do not introduce these new products and services on a timely basis, or if they are not well accepted by the market, our business and the future growth of our business may suffer. There can be no assurance that we will be able to develop a commercial product from these projects. Our competitors may succeed in developing technologies or products and services that are more effective than ours.

If we do not update and enhance our technologies, they will become obsolete or noncompetitive. Our competitors may succeed in developing products and services, and obtaining related regulatory approvals, faster than us.

        We operate in a highly competitive industry and competition is likely to intensify. Emerging technologies, extensive research and new product introductions characterize the market for our products and services. We believe that our future success will depend in large part upon our ability to conduct successful research in our fields of expertise, to discover new technologies as a result of that research, to develop products and services based on our technologies, and to commercialize those products and services. If we fail to stay at the forefront of technological development, we will be unable to compete effectively.

        Our existing and potential competitors may possess substantial financial and technical resources and production and marketing capabilities greater than ours. We cannot assure you that we will be able to compete effectively with existing or potential competitors or that these competitors will not succeed in developing technologies and products and services that would render our technology and products and services obsolete and noncompetitive. Our position in the market could be eroded rapidly by our competitors' product advances.

        In addition, because our products and services are dependent upon other operating systems, we will need to continue to respond to technological advances in these operating systems.

Our success depends, in part, on attracting customers who will embrace the new technologies offered by our products and services.

        It is vital to our long-term growth that we establish customer awareness and persuade the market to embrace the new technologies offered by our products and services. This may require in certain instances a modification to the culture and behavior of customers to be more accepting of technology and automation. Organizations may be reluctant or slow to adopt changes or new ways of performing processes and instead may prefer to resort to habitual behavior within the organization. Our marketing plan must overcome this obstacle, invalidate deeply entrenched assumptions and reluctance to behavioral change and induce customers to utilize our products and services rather than the familiar options and processes they currently use. If we fail to attract additional customers at this early stage, our business and the future growth of our business may suffer.

Our success depends, in part, on our ability to protect our intellectual property rights.

        Our success is heavily dependent upon protecting our ability to protect our proprietary technology. We rely on patents, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our products and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention.

        We cannot assure you that competitors or other parties have not filed or in the future will not file applications for, or have not received or in the future will not receive, patents or obtain additional proprietary rights relating to products and services or processes used or proposed to be used by us. In that case, our competitive position could be harmed and we may be required to obtain licenses to patents or proprietary rights of others.

        In addition, the laws of some of the countries in which our products and services are or may be sold may not protect our products and services and intellectual property to the same extent as U.S. laws, if at all. We may be unable to protect our rights in proprietary technology in these countries.

We depend on third-party licenses for our products and services.

        We rely on certain software technology which we license from third parties and use in our products and services to perform key functions and provide additional functionality. Because our products and services incorporate software developed and maintained by third parties, we are, to a certain extent, dependent upon such third parties' ability to maintain or enhance their current products and services, to develop new products and services on a timely and cost-effective basis, and to respond to emerging industry standards and other technological changes. Further, these third-party technology licenses may not always be available to us on commercially reasonable terms or at all.

        If our agreements with third-party vendors are not renewed or the third-party software fails to address the needs of our software products and services, we would be required to find alternative software products and services or technologies of equal performance or functionality. We cannot assure that we would be able to replace the functionality provided by third-party software if we lose the license to this software, it becomes obsolete or incompatible with future versions of our products and services or is otherwise not adequately maintained or updated.

Certain of our customers rely on the availability of third-party reimbursement or third-party funding for the purchase of our products and services. Failure of sufficient reimbursement from third-party payors or sufficient funding could cause our sales and the future potential growth of our business to decline.

        Hospitals and other healthcare institutions in the U.S. that purchase our products and services generally rely on third-party payors and other sources for reimbursement of healthcare costs to reimburse all or part of the cost of the procedures in which our products and services are used. If hospitals and other healthcare institutions are unable to obtain adequate reimbursement from third-party payors for the procedures in which our products and services or products and services currently under development are intended to be used, our sales and future growth of our business could be adversely affected. We cannot estimate what amount of our product is eligible for reimbursement approval. In addition, changes in the healthcare system may affect the reimbursability of future products and services.

        Market acceptance of our products and services and products and services under development in countries outside of the U.S. is also dependent on availability of reimbursement within prevailing healthcare payment systems in those countries. Reimbursement and healthcare payment systems in international markets vary significantly by country, and include both government-sponsored healthcare and private insurance. We cannot assure you that we will be able to obtain international reimbursement approvals in a timely manner, if at all. Failure to receive international reimbursement approvals could harm the market acceptance of our products and services in the international markets in which such approvals are sought.

        Other consumers in industries such as pathology, pharmaceutical and biotechnology that purchase our products and services generally rely on funding or grants from governments and private foundations to fund the purchase of our products and services. If such consumers are unable to obtain adequate funding sources for the purchase of our products and services, our sales and future growth of our business could be adversely affected.

The marketing and sale of our future products and services will require regulatory approval and on-going certifications. Failure to obtain and maintain required regulatory approvals and certifications could prevent or delay our ability to market and sell our future products and services and may subject us to significant regulatory fines or penalties.

        The United States Food and Drug Administration (the "FDA") regulates design, testing, manufacturing, labeling, distribution, marketing, sales and service of image analysis products and services. Such products and services are marketed in the U.S. according to premarket notifications to the FDA under Section 510(k) of the Federal Food, Drug and Cosmetic Act. Unless an exemption applies, each image analysis product that we wish to market in the U.S. must first receive either 510(k) clearance or premarket approval from the FDA. The process of obtaining required regulatory approval or clearance can be lengthy, expensive and uncertain. Moreover, regulatory clearance or approval, if granted, may include significant limitations on the indicated uses for which a product may be marketed.

        Delays in obtaining clearances or approvals will adversely affect our ability to market and sell our image analysis products and services and may subject us to significant regulatory fines or penalties, which would result in a decline in revenue and profitability.

        Failure to comply with applicable requirements in the United States can result in fines, recall or seizure of products and services, total or partial suspension of production, withdrawal of existing product approvals or clearances, refusal to approve or clear new applications or notices and criminal prosecution.

        Our image analysis products and services are subject to similar regulation in other countries. Sales of our image analysis products and services outside the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain approvals from foreign countries may be longer or shorter than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements.

Our future products and services may require compliance with quality system regulations which is difficult and costly.

        We operate under the Current Good Manufacturing Practice guidelines adopted by the FDA. In connection with the development of new products and services, we may be required to be in compliance with the quality regulation system, which include production design controls, testing, quality control, storage and documentation procedures. Compliance with quality system regulations is difficult and costly. We cannot assure you that we will be able to comply with quality system regulation requirements. If we do not achieve compliance, the FDA may deny marketing clearance which would harm our business. In addition, we may not be found to be compliant as a result of future changes in, or interpretations of, regulations by the FDA or other regulatory agencies.

Risks Related To This Registration

Any future sale of a substantial number of shares of our common stock could depress the trading price of our common stock, lower our value and make it more difficult for us to raise capital.

        Any sale of a substantial number of shares of our common stock (or the prospect of sales) may have the effect of depressing the trading price of our common stock. In addition, these sales could lower our value and make it more difficult for us to raise capital. Further, the timing of the sale of the shares of our common stock may occur at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us. As of the completion of the private placement transactions in July 2004 and January 2005, the Company has outstanding approximately 7,900,197 shares of common stock (assuming the sale of the maximum number of Securities offered), of which 7,900,197 are eligible for resale in the public market, subject to applicable federal securities law restrictions, and warrants and options to acquire an additional 5,619,739 shares of common stock, all of which are eligible for resale in the public market, subject to vesting and applicable federal securities law restrictions.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

        The market price of our stock is likely to be highly volatile because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell our common stock following periods of volatility because of the market's adverse reaction to volatility.

        Other factors that could cause such volatility may include, among other things:

  •
  actual or anticipated fluctuations in our operating results,

  •
  announcements concerning our business or those of our competitors or customers,

  •
  changes in financial estimates by securities analysts or our failure to perform as anticipated by the analysts,

  •
  announcements of technological innovations,

  •
  conditions or trends in the industry,

  •
  litigation,

  •
  patents or proprietary rights,

  •
  departure of key personnel,

  •
  failure to hire key personnel, and

  •
  general market conditions.

Because our common stock is considered a "penny stock" any investment in our common stock is considered to be a high-risk investment and is subject to restrictions on marketability.

        Our common stock is currently traded on the Over-The-Counter Bulletin Board ("OTC Bulletin Board") and is considered a "penny stock." The OTC Bulletin Board is generally regarded as a less efficient trading market than the Nasdaq SmallCap Market.

        The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock.

        Since our common stock is subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market.

We may experience volatility in the price of our common stock, which could negatively affect your investment, and you may not be able to resell your shares at or above the offering price.

        The offering price of our common stock may vary from the market price of our common stock. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

  •
  a quarterly variations in operating results;

  •
  changes in financial estimates by securities analysts;

  •
  changes in market valuations of other similar companies;

  •
  announcements by us or our competitors of new products and services or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

  •
  additions or departures of key personnel;

  •
  any deviations in net sales or in losses from levels expected by securities analysts; and

  •
  future sales of common stock.

        In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

We have additional securities available for issuance, including preferred stock, which if issued could adversely affect the rights of the holders of our common stock.

        Our articles of incorporation authorize the issuance of 40,000,000 shares of common stock and 5,000,000 shares of preferred stock (of which 30,000 shares designated as Series A Convertible Preferred Stock and 30,000 shares designated as Series B Convertible Preferred Stock). The common stock and the preferred stock can be issued by, and the terms of the preferred stock, including dividend rights, voting rights, liquidation preference and conversion rights can generally be determined by, our board of directors without stockholder approval. Any issuance of preferred stock could adversely affect the rights of the holders of common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. Accordingly, our stockholders will be dependent upon the judgment of our management in connection with the future issuance and sale of shares of our common stock and preferred stock, in the event that buyers can be found therefore. Any future issuances of common stock or preferred stock would further dilute the percentage ownership of our Company held by the public stockholders. Furthermore, the issuance of preferred stock could be used to discourage or prevent efforts to acquire control of our Company through acquisition of shares of common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements, which generally include the plans and objectives of our management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors. You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Description of Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Description of Business."

        These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

        Any of the factors described above or in the "Risk Factors" section above could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus. Rather, the selling stockholders will receive those proceeds directly.

DETERMINATION OF OFFERING PRICE

        Because the selling stockholders will offer and sell the shares of our common stock at various times, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling stockholders.

DILUTION

        Sales of the shares of our common stock will not result in any change to the net tangible book value per share before and after the distribution of shares by the selling stockholders. There will be no change in the net tangible book value per share attributable to cash payments made by purchasers of the shares being offered by the selling stockholders. Prospective investors in the shares held by the selling stockholders should be aware, however, that the price of shares being offered by the selling stockholders may not bear any rational relationship to our net tangible book value per share.

SELLING STOCKHOLDERS

        Each of the selling stockholders listed below is, as of the date hereof, the holder of our common stock or has the right to acquire the number of shares of common stock set forth opposite such selling stockholder's name. The issuance of our common stock to the selling stockholders was a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") and various state securities laws.

        We have agreed, at our expense, to register for resale under the Act all of our common stock purchased by the selling stockholders under the Purchase Agreements until the earlier of: (i) one year after the purchase, or (ii) the date on which the shares of our common stock have been sold pursuant thereto or pursuant to Rule 144 under the Act. We expect to incur expenses of approximately $20,000 in connection with the registration statement, of which this prospectus is a part.

        The number of shares that may be actually sold by a selling stockholder will be determined by each selling stockholder. The selling stockholders are under no obligation to sell all or any portion of the shares offered, nor are the selling stockholders obligated to sell such shares immediately under this prospectus. Particular selling stockholders may not have a preset intention of selling their shares and may offer less than the number of shares indicated. Because a selling stockholder may sell all, some or none of the shares of our common stock that the selling stockholder holds, no estimate can be given as to the number of shares of our common stock that will be held by a selling stockholder upon termination of the offering. Shares of our common stock may be sold from time to time by the selling stockholders or by pledgees, donees, transferees or other successors in interest.

        The following table sets forth, to our knowledge, certain information as of January 31, 2005 with respect to each selling stockholder and the respective amounts of our common stock that may be offered pursuant to this prospectus. None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us, except as noted below. Except as specifically set forth below, following the offering, and assuming all of our common stock offered hereby has been sold, none of the selling stockholders will beneficially own one percent (1%) or more of our common stock.

		Beneficial Ownership of Common Stock after Offering
Selling Stockholder	Common Stock Registered Hereby	Number(1)	Percentage of Class
Acuity Ventures(17)	24,500	0	0.00%
Adelman, Jason	24,500	0	0.00%
Allen Kohl Family CUB Investors(17)	835,000	0	0.00%
AS Capital Partners, LLC(16)	37,500	0	0.00%
Asgard Ltd(16)	150,000	103,816	1.31%
Avery, David	4,000	0	0.00%
Barbee, Steve	75,000	0	0.00%
Baystar Capital II, L.P.(16)	187,500	0	0.00%
Bergman, Hilary	2,000	0	0.00%
Boreing, Bill	8,000	0	0.00%
Borsanyi, Andrew(2)	50,000	0	0.00%
Brewer, Charles(17)	49,000	0	0.00%
Brighton Capital Ltd.	2,500	0	0.00%
Bristol Investment Fund(17)	700,000	0	0.00%
Burnham Hill	42,500	0	0.00%
Burlage Family Trust, The(3)(16)	45,000	70,000	0.89%
Burlage, Loren H(16)	11,250	0	0.00%
CGA Resources LLC(16)	37,500	0	0.00%

Century Trust, The(16)	37,500	0	0.00%
Coffin Communications Group	30,000	0	0.00%
Corrigan, Sean(16)	37,500	2,000	0.03%
Crane, Barbara C(16)	15,000	7,500	0.09%
Crestview Capital Master, LLC(16)	187,500	0	0.00%
Dallas, William(4)	65,000	198,111	2.51%
DMG Capital Growth Fund, L.P.(16)	300,000	0	0.00%
Doherty, Michael(5)	546,065	3,000	0.04%
Dong, Rui-Tao	12,000	0	0.00%
Elmaleh, Niko(16)	18,000	0	0.00%
Elmaleh, Victor(16)	117,000	20,000	0.25%
Emerson, J Steven(16)(17)	865,750	126,500	1.60%
Emerson Partners(16)	32,250	15,000	0.19%
Fischer, Eric	12,000	0	0.00%
Freeman, Gary(6)	35,000	0	0.00%
Gila River Ranches, LLC(16)	18,750	0	0.00%
Goetzman, Gary(16)	22,500	0	0.00%
Gray, Gary(7)	92,750	0	0.00%
Guez, Allon(8)	40,000	0	0.00%
Guez, Paul(9)	10,000	988,317	12.51%
Haag, Rob	6,000	0	0.00%
Haffner, Crosby(10)(16)	262,500	0	0.00%
Hall, Barry(11)	150,000	0	0.00%
Halpern, Allan	30,000	0	0.00%
Hansen & Langeland ApS(16)	52,500	0	0.00%
Haque, Kamran	6,000	0	0.00%
High Tide(17)	175,000	0	0.00%
Hochschuler, Stephen	40,000	0	0.00%
Hokto Ltd.(16)	150,000	0	0.00%
Hope, Michael(12)	95,000	0	0.00%
Howard, Bruce(17)	12,250	0	0.00%
Jazwin, Mark	4,200	0	0.00%
Kavanaugh, Frank Philip(16)	18,750	0	0.00%
Knoll Capital Fund II Master Fund, Ltd.(16)	150,000	0	0.00%
Koontz, Jan Charles	4,200	0	0.00%
Lee, John(16)	150,000	49,290	0.62%
Levine, Todd(17)	12,250	0	0.00%
Lindzon Capital Partners(17)	12,250	0	0.00%
Lindzon, Howard	700	0	0.00%
Lucas, Jason	4,000	0	0.00%
Maddela, Tina	5,000	0	0.00%
McConnell, Stephen A(16).	18,750	0	0.00%
McKee, William B(16)(17)	54,500	0	0.00%
Mercer, Robert T(16)	30,000	9,300	0.12%
Meteoric, L.P.(16)(17)	202,500	141,000	0.79%
Meriwether, Laura	6,000	0	0.00%
Mulholland Fund, L.P.(17)	175,000	0	0.00%

Pang, Dashan	6,000	0	0.00%
Reifler, Brad	2,000	0	0.00%
Richard J. and Susan Berstein Family Trust(17)	24,280	0	0.00%
Rockow, Brandon	5,000	0	0.00%
Rosebury, L.P.(16)(17)	268,500	65,700	0.83%
Runnels Family Trust(17)	100,975	0	0.00%
Schmidt, Will	8,000	0	0.00%
Scottsdale Capital Advisors	9,100	0	0.00%
SF Capital Partners Ltd.(17)	1,000,001	0	0.00%
Singer, Eric	14,000	0	0.00%
Singh, Sanjiv K(16).	37,500	0	0.00%
Smith, Milas	2,500	0	0.00%
Sorenson, Lynn	4,000	0	0.00%
Stacy, Jason	10,000	0	0.00%
Steinmann, Bill	30,000	0	0.00%
Stonestreet LP(16)	187,500	0	0.00%
Stoppenhagen, Eric	50,000	0	0.00%
Teegarden, Rob	5,333		0.00%
Tengowski, Mark	5,000	0	0.00%
The Abby and Douglas Brown Family Trust(17)	40,000	0	0.00%
TPB Investments(17)	24,500	0	0.00%
Trestle Investors(17)	125,001	0	0.00%
Tropper, Scott(17)	12,250	0	0.00%
T.R. Winston & Company(17)	78,627	0	0.00%
Union Finance International(17)	399,994	0	0.00%
Vecchione, Maurizio(13)	250,000	0	0.00%
Ward, Deborah(17)	24,500	0	0.00%
Weekes, Jana	2,500	0	0.00%
Weiss, Dennis N.(16)	93,750	25,000	0.32%
Windus Limited(16)	46,125	0	0.00%
W-Net(14)(16)	220,455	44,500	0.56%
WVC Holdings LP(16)	22,500	10,000	0.13%
Zaykowski Partners, LP(16)	339,300	125,600	1.59%
Zeineh, Jack(15)	187,500	0	0.00%
Zhang, Harry	6,000	0	0.00%

(1)
Assumes all shares to be offered are hereby sold.

(2)
Andrew Borsanyi was the former President of the Company. He resigned his position in October 2003.

(3)
Roger Burlage as Chairman and Chief Executive Officer of the Company from April 1999 to April 2003. Mr. Burlage was Co-President from January 2003 to April 2003.

(4)
William Dallas has been a Director of the Company since March 2001. Mr. Dallas also served as a Director of the Company from May 2000 through December 2000.

(5)
Michael Doherty has been a Director of the Company since December 1997 and Chairman of the Board since May 2003.

(6)
Gary Freeman was elected Co-President and Chief Financial Officer of the Company in January 2003, he resigned as Co-President in September 2003 and as Chief Financial officer in July 2004.

(7)
Gary Gray has been a Director of the Company since 1991 and served as the Chairman of the Board from March 1998 to April 1999.

(8)
Allon Guez has been a Director of the Company since September 3, 2004.

(9)
Paul Guez was a Director of the Company from 1999 to 2004.

(10)
Crosby Haffner was Interim President of the Company from November 2003 to July 15, 2004, and was a consultant to the Company from June 2003 through November 2003. Mr. Haffner has been a Director since July 2004.

(11)
Barry Hall was appointed President and Chief Financial Officer in July 2004.

(12)
Michael Hope has been a Director of the Company since November 2003 and is Chairman of our Audit Committee.

(13)
Maurizio Vecchione was appointed Chief Executive Officer in July 2004. Mr. Vecchione has been a Director since July 2004.

(14)
David Weiner was Co-President from January 2003 to July 2003. Mr. Weiner is currently a management consultant with the consulting firm of W-Net, Inc.

(15)
Jack Zeineh was appointed Chief Science Officer in May 2003.

(16)
Represents shares and shares underlying warrants issued by us in June and July 2004 at $2.00 per share. We have agreed to register these shares for resale by the holder thereof at our cost and expense until the earlier of: (i) one year after the purchase, or (ii) the date on which the shares of our common stock have been sold pursuant thereto or pursuant to Rule 144 under the Act.

(17)
Represents shares and shares underlying warrants issued by us in December 2004 and January 2005 at $1.75 per share. We have agreed to register these shares for resale by the holder thereof at our cost and expense until the earlier of: (i) one year after the purchase, or (ii) the date on which the shares of our common stock have been sold pursuant thereto or pursuant to Rule 144 under the Act.

        Each selling stockholder represented in its respective Purchase Agreement that it was acquiring the Shares for investment and with no present intention of distributing any of such Shares. In recognition of the fact that investors, even though purchasing shares of our common stock without a view to distribution, may wish to be legally permitted to sell their shares when they deem appropriate, we have filed with the SEC under the Act a registration statement on Form SB-2 of which this prospectus forms a part with respect to the resale of the shares from time to time at prevailing prices in the OTC Bulletin Board market, in privately-negotiated transactions or a combination of such methods and has agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the earlier of: (i) one year after the purchase, or (ii) the date on which the shares of our common stock have been sold pursuant thereto or pursuant to Rule 144 under the Act.

PLAN OF DISTRIBUTION

        The selling stockholders are free to offer and sell the shares of our common stock at such times, in such manner and at such prices as the selling stockholders may determine. We will receive no proceeds from the sale of any shares. The types of transactions in which our common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

        The selling stockholders may effect such transactions by selling common stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders. They may also receive compensation from the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        At the time a particular offer of shares is made, to the extent required, a supplemental prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering including the name or names or any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares purchased from selling stockholders, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and profit on the resale of the shares purchased by them may be deemed to be underwriting discounts under the Act.

        The selling stockholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provided they meet the criteria and conform to the requirements of such Rule. We have agreed to bear all of the expenses (other than any underwriting discounts and selling commissions, fees and expenses, if any, of counsel or other advisors to the selling stockholders) in connection with the registration and sale of the common stock covered by this prospectus. In some circumstances, we have agreed to indemnify the selling stockholders against certain losses and liabilities.

        We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

DESCRIPTION OF BUSINESS

Company Overview

        Trestle Holdings, Inc. develops and sells digital imaging and telemedicine applications linking dispersed users and data primarily in the healthcare and pharmaceutical markets. Trestle's digital imaging products MedMicro™, MedScan™, DSM™, MedReach™ and ePathNet.net™ provide a digital platform to share, store, and analyze tissue images. Trestle's MedReach™ product provides healthcare organizations with a cost effective platform for remote examination, diagnosis, and treatment of patients.

        Our customers include some of the world's leading pharmaceutical, research and healthcare organizations; our top twenty-five customers are Pfizer, Aventis, Merck, GlaxoSmithKline, the Kingdom of Saudi Arabia, Walter Reed Army Medical Center, Addus Healthcare, Hawaii Health Systems, Scott & White Hospitals, Louisiana Telemedicine Consortium, Shriners Hospitals, Texas A&M, National Cancer Institute, Baystate Medical Center, Health Network Laboratories, Longview Medical Laboratories, MobilePath, Newark Beth Israel, Saint Joseph Healthcare, University of Maryland, University of Louisville, Columbia Presbyterian University, Ohio State University, University of California at San Francisco, and University of Southern California. We have only sold a limited amount of our products to customers and have not generated significant revenues to date.

Digital Imaging

        Trestle's digital imaging products are microscopy devices which employ the optical components of a standard microscope, robotic automated slide handling capabilities combined with imaging and communication software to capture high magnification images in digital format. These devices are comprised of both hardware and software, and can be used in conjunction with Trestle's SL50 Slide Loader System or Integrated Grossing Station.

        Trestle's products, marketed under the MedMicro™, MedScan™ DSM™ and ePathNet.net™ are used in clinical, pharmaceutical and research environments. When used specifically for pathology, they enable pathologists to consult and collaborate with each other remotely and may be referred to as telepathology products. When used in clinical healthcare, they enable physicians or other healthcare providers to deliver services remotely and may be referred to as telemedicine products.

MedMicro™

        MedMicro is the Company's live digital imaging product. In live digital imaging, images are captured and viewed in real time while the slide is on the microscope. MedMicro allows multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real-time. MedMicro is also available with the following options:

        SL50 Slide Loader System™ Trestle's SL50 Slide Loader System allows remote, unattended access to up to 50 glass slides concurrently. This provides remote users with the ability to review multiple slides without the need for an attendant at the MedMicro device location. By automating the slide loading and unloading process, the pathologist has the flexibility to work with a large virtual catalog of slides at any time.

        Integrated Grossing Station—Trestle's Integrated Grossing Station connects to MedMicro and uses MedMicro's built in annotation, image editing and image archiving functions. The Integrated Grossing Station enables remote supervision direction, and documentation of the processing of frozen sections and other gross specimens.

MedScan™ and DSM™

        MedScan is the Company's recently introduced stored digital imaging technology. In stored digital imaging, images are captured and stored in digital format for viewing at a later time without requiring the original slide to be on the microscope. MedScan performs high-speed, whole-glass slide digitization. By creating digital slides, MedScan enables pathologists to access entire tissue samples at sub-micron resolution in digital format. MedScan facilitates image analysis, data management, digital workflow and data association for clinical and research applications.

        Our initial MedScan product, while achieving its target performance, is more costly to manufacture than anticipated. We are exploring various alternatives to reduce the cost, including outsourcing manufacturing and third party alternatives. In the meantime, we have refocused our development effort towards a next generation, lower cost version of a slide scanning technology that can leverage the existing hardware platform contained in our MedMicro product called Digital Slide Manager or DSM™. However, there can be no assurances that we will be successful in developing this product at the target price and level of performance that would be acceptable to the market place.

ePathNet.net™

        The Company announced in November of 2004 the introduction of ePathNet.net™, its new online data mining, management and virtual microscopy slide viewing service for pathology laboratories in pharmaceutical, biotechnology and healthcare organizations, as well as in research, medical and veterinary schools. The ePathNet.net product is positioned as a service platform, the features of which the Company intends to expand over the next several years. At this time, ePathNet.net offers the digitization of whole-glass slides and their remote viewing through the internet. However, there can be no assurances that we will be successful in developing this service platform product at the target price and level of performance that would be acceptable to the market place or profitable.

        ePathNet.net is designed to address the efforts of clinical laboratories and drug-development organizations to reduce the time and cost associated with processing and analyzing tissue slides, normally viewed under a microscope. The Company is planning to expand ePathNet.net to add proprietary data-mining functions to support digital archival functions. This is expected to enhance workflow through such features as rapid side-by-side comparisons, access to digital archives and support for computer-assisted analysis in quantitative histo-pathology.

        With ePathNet.net, pathologists can send Trestle their prepared tissue samples on glass slides, which will be converted to high-resolution digital slides which can be manipulated and viewed using the system's on-line virtual microscopy functions. The digital slides can be stored on Trestle's secure servers and are accessible via the internet for search, review, downloading and analysis. ePathNet.net offers users control over the digital slides they view online, such as indexing, annotation, searching and image processing functions.

        The Company is exploring various service options for ePathNet.net, including offering the service platform as an "onsite" service with equipment on the premises of its customers or an "offsite" service, with the equipment outsourced to the Company's facility. Currently, the Company is restructuring its Los Angeles facility to support its ePathNet.net current and prospective customers.

MedReach™

        Telemedicine:    Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. The Company's telemedicine product, MedReach, consists of proprietary software that integrates videoconferencing, clinical devices, medical images and patient data. MedReach allows healthcare providers to remotely examine, diagnose, and treat patients and enables improved service, increased patient traffic and improved patient access to specialists. MedReach was first released commercially in 1998 and is now installed in over 60 medical facilities. Recently the Company has focused its marketing effort away from the telemedicine area in favor of its telepathology products, which are experiencing stronger growth. As a result MedReach sales have been decreasing.

Acquisition of Trestle's Business and Assets

        On May 20, 2003, following approval of the Bankruptcy Court of the Eastern District of New York, the Company through its wholly owned subsidiary, TRAC, purchased substantially all of the assets of Trestle Corporation, a Delaware corporation ("Old Trestle"), pursuant to an Asset Purchase Agreement, dated April 16, 2003. Old Trestle was historically in the telepathology and telemedicine industries. Under the terms of the acquisition, TRAC paid the sellers $1,250,000 in cash, and assumed certain liabilities of Old Trestle consisting of approximately $369,000 of accounts payable and accrued liabilities and certain amounts of deferred revenue on contracts in progress.

Industry Overview

        Trestle develops and sells digital imaging and telemedicine products primarily into the healthcare and pharmaceutical markets. Digital imaging products are utilized by human and animal pathologists in both clinical practice and research. Telemedicine products are used by medical specialists and administrative staff in a range of clinical settings.

        Telemedicine can be the use of communication equipment to link healthcare providers and patients in different locations. In contrast to the more traditional ways of providing medical care (e.g., face-to-face consultations or examinations), telemedicine is a cost-effective alternative. Telemedicine offers increased cost efficiency, reduced transportation expenses, improved patient access to specialists, improved quality of care, and better communication among providers.

        Both the healthcare and pharmaceutical markets share common requirements, including: increased productivity; accelerated time to diagnosis; improved access to information; and automation of repetitive tasks.

Digital Imaging

        Trestle's original digital imaging product, MedMicro, is a live microscopy product designed to enable pathologists in dispersed locations to review the same tissue samples simultaneously. The Company's products and services, MedScan, DSM and ePathNet.net, are designed to further digitize the pathologist workflow by capturing and storing images from whole glass slides. These applications transform the pathologist work environment enabling more efficient image sharing, archiving, management and analysis.

        According to Trimark Publications (Microscopy Markets, 2003), US sales of medical brightfield microscopes were 87,000 units in 2004, growing to 105,000 units in 2008. Management estimates that Trestle's digital imaging products are potential near-term replacements for more than 10% of this market or $522 million annually growing to $603 million by 2008. Currently, according to UBS Investment Research (Diagnostic Instruments & supplies, 2004), over $20 billion is spent by clinical laboratories on systems to support testing. The Company's digital database and analysis tools under development are designed to streamline clinical support testing, processes and workflow, and are expected to provide additional revenue opportunities.

        The digital imaging markets can be categorized by type of tissue (human or animal) and use (diagnostic or research).

Human Pathology

        Pathologists focusing on human disease study the origin, course and indicators of disease. Pathology divides into clinical pathology—the analysis of fluids such as urine and blood—and Trestle's market, anatomic pathology—the analysis of tissue. Clinical pathology market is dominated by large national laboratories that use large-scale automation and is generally a high volume, low margin business. The technology for the automation of anatomic pathology has not been historically available. As a result, anatomic pathology remains a less consolidated and higher margin industry.

        According to CMS, approximately $6.7 billion will be spent on pathology testing in 2004 or 16% of the $42 billion clinical lab testing market. This is expected to grow to $7 billion by 2005.

        The College of American Pathologists reports a total of 16,500 pathologists in the United States, with approximately two-thirds or 11,000 practicing anatomic pathology. These pathologists generally practice within one or more market segments, including pathology labs, integrated health systems, and commercial and academic research.

Animal Pathology

        Animal pathology includes testing in research and diagnostic treatment of both pets and livestock. Animal pathology for treatment is mainly conducted by labs providing services to veterinary practices. The majority of animal pathology is conducted by pharmaceutical and biotechnology companies for drug development.

        The dynamics of veterinary pathology for treatment resemble human diagnostic pathology. Veterinary pathologists seek to improve access to specialists, management and archiving of data, and improved workflow and tissue analysis.

        The pharmaceutical and biotechnology industries develop and market products for the treatment of disease and improvements in health. Potential drugs are eliminated prior to testing on humans through high volume animal toxicity testing. Companies seek to improve this process in order to eliminate toxic drugs early and speed effective compounds to market. Companies also address potential bottlenecks by streamlining the pathologist workflow and automating repetitive tasks.

        The key market segments in animal pathology are pharmaceutical toxicology groups, academic and government research, contract research organizations (CROs), and biotechnology firms.

Digital Imaging Applications

        Digital imaging products share common uses in both human and animal pathology, including consultation, communication and collaboration; education and publication; archiving and management; workflow; and analysis, as described below.

Consultation, Communication and Collaboration

        Pathologists frequently consult with other pathologists and specialists in carrying out their daily work. There are often delays in consulting due to the transportation of slides or having to travel to distant locations in order to meet face-to-face. Trestle's products allow sharing of images real time, eliminating the need for slide transportation or travel. Pathologists and specialists are able to simultaneously view and manipulate the slides and provide consultation in real-time. In addition, communication is improved as multiple pathologists and specialists can view and manipulate the same slide simultaneously.

Education and Publication

        Tissue images are critical to pathology publications and instruction. Traditional publications are limited to the inclusion of a snapshot of one location on the slide or references to glass slide archives. Trestle's products allow whole slides to be cited in publications and accessed in a digital format, improving the availability of high quality samples and facilitating sample access.

Archiving and Management

        Viewing and accessing multiple tissue samples is critical to anatomic pathology workflow. Typically, tissue images are incomplete and stored in cumbersome formats with no efficient links to associated data. Trestle's products under development are designed to link a digital slide together with relevant data in a flexible and easily accessible digital archive.

Workflow

        Pathologists work predominantly with traditional microscopes. Microscopes are both ergonomically inefficient and make cross-referencing images and other data difficult. Trestle's products under development will enable a pathologist to view multiple diagnostic-quality images and associated information simultaneously. Additionally, Trestle's intended service offerings product could facilitate data mining of information designed to support drug discovery, drug development and drug safety and quantitative assays in support of various quantitative histopathology effort.

Analysis

        Analysis of tissue samples is still predominantly done by humans rather than computers. Limitations on automation have resulted from, among other things, the difficulty of capturing data, the complexity of data and the pattern recognition required for evaluation. Trestle's products facilitate the data capture process, , features recognition and data mining enabling further development of digital analysis applications.

Telemedicine

        Historically, customers have been slow to adopt telemedicine in their daily work environment due to limited telecommunications infrastructure and limited insurance reimbursement and physician licensure. However, as telecommunications costs decrease and access improves, and as reimbursement and regulatory policies improve, adoption of remote medicine tools is increasing.

        Key market sectors in telemedicine include healthcare providers, biomedical and pharmaceutical companies, employers, prisons, and assisted living institutions. These market segments share the common goal of providing services via electronic networks rather than through physical presence. These market segments also share many of the goals of telemedicine, including:

  •
  expansion of markets;

  •
  generation of additional revenue;

  •
  reduction of patient acquisition and retention costs; and

  •
  reduction in staffing and operational costs.

Products, Services and Technology

Digital Imaging Products

        Digital imaging is used in pathology for capturing, storing, and distributing digital images in two categories: live virtual microscopy and stored virtual microscopy. In live virtual microscopy, digital images are captured and viewed in real time while the slide is on the microscope. In stored virtual microscopy, an image is digitally captured, processed and stored electronically for viewing and analyzing at a later time. Thus, the original data source, the microscopic slide, does not need to be on the image acquisition device in order to be viewed.

        Live and stored digital imaging each have their strengths and weaknesses, with each serving particular needs in the pathology workplace. With MedMicro, MedScan, DSM and ePathNet.net, Trestle has created products and services for both applications. Taken together, they provide the foundation for a fully digital environment that combines live virtual microscopy and stored virtual microscopy to deliver a comprehensive solution for digital microscopy.

        In areas of science and medicine other than pathology, transforming data from a physical format (such as paper or tissue) to a computer-based format (such as text or digital image) has not only enhanced existing methods of work, but also enabled whole new working techniques and applications. The Company believes the field of pathology will be no exception.

        MedMicro, the Company's first digital microscopy product, provides live, easily-manipulated, diagnostic quality images from a remote microscope. MedMicro products consist of proprietary software combined with off-the-shelf automation components, laboratory microscopes, digital cameras, and a standard personal computer for operation. MedMicro customers may also upgrade their purchases with multi-slide loaders and additional objectives.

        Additionally the Company is planning to expand the ePathNet offering to include integrated data mining capabilities, designed to support effective searches of features in digital samples, and the integration into workflow applications. These are likely to include various platforms for quantitative histopathology, high-content pathology, toxicology and drug safety.

        The ePathNet.net product is positioned as a service platform and the Company expects to continually upgrade the capabilities and features of this service platform according to a multi-year development program. At this time the initial capabilities of the ePathNet.net services focus on the digitization of whole-glass slides and their remote viewing across the internet Additionally, digital imaging devices for pathology are increasingly specialized, optimized for specific applications. ePathNet.net offers customers a way to select technologies to best fit their needs.

        The Company is offering the ePathNet.net service platform as an "onsite" service with equipment on the premises of its customers and an "offsite" service, with the equipment outsourced to the Company's facility. Currently the Company is restructuring its facilities to provide for expanded support of its service customers.

        The Company's digital imaging products under development include: 1) the introduction of DSM, a low cost product as an enhancement to MedScan, a digital slide scanner enabling the capture of whole glass slides; 2) automated slide loaders to allow higher volume automated digitization of slides; 3) database and web based tools to enable workflow management, association and referencing of digital slides; and 4) image analysis tools to facilitate diagnostic screening.

        The Company plans to develop some of these new products and services using a "best-of-breed" approach integrating or enhancing third party products and selectively outsourcing hardware components.

Telemedicine Products

        The Company's telemedicine product, MedReach, consists of proprietary software which integrates videoconferencing, clinical devices, medical images and patient data. MedReach enables healthcare organizations to remotely examine, diagnose and treat patients and allows improved service and increased patient traffic with minimal additional personnel or facilities.

        MedReach provides secure remote access to clinical data based on object-oriented design models. MedReach also enables compliance with healthcare-specific standards such as Health Insurance Portability and Accountability Act of 1996 and Digital Imaging and Communications in Medicine interfaces.

        MedReach has been designed to meet workflow needs and legacy environments of healthcare institutions. An implementation is customized to meet the needs of the specific customers, and generally consists of the backbone WebServer software, hardware, various media applications, and client workstations.

Competition

        The digital imaging and telemedicine markets are highly competitive, and many have greater resources and better name recognition than we do.

        Our competitors in the digital imaging market include Advanced Database Systems, Aperio, Fairfield Imaging, Tissue Informatics, Midwest Information Systems, Scimagix, Apollo Telemedicine, Bacus Labs, Interscope Technologies, Chromavision, Applied Imaging, Nikon, and Soft Imaging.

        Our competitors in the telemedicine market include, VitelNet, Polycom, Tandberg, Televital, Health Hero Networks, Healthtek Solutions, Visual Telecommunications Network, Healthcare Vision, Second Opinion, and Siemens.

Regulatory Issues

Medicare

        The Balanced Budget Act of 1997 authorized payment for telemedicine services and mandated that Medicare reimburse telemedicine care and fund telemedicine demonstration projects. This act had many restrictions that caused problems for telemedicine service providers. On October 1, 2001, new legislation, the Medicare, Medicaid, and SCHIP Benefits Improvement and Protection Act of 2000 went into effect that created favorable changes to telemedicine reimbursement. These changes include:

Expanded payment sites (Originating Site) to include physician and practitioner offices, critical access hospitals, rural health clinics, federally qualified health centers and hospitals.

  •
  Increased Originating Site fees of $20 per visit, increasing over time.

  •
  Expanded billable telemedicine services to include direct patient care, physician consultations and office psychiatry services.

  •
  Equalized physician payments for telemedicine services to standard clinical services.

  •
  Expanded the geographic regions that are authorized for reimbursement.

  •
  Initiated pilot to reimburse for use of store and forward applications in Alaska and Hawaii.

  •
  Authorized prospective payment for telemedicine services applicable to home care.

Medicaid

        Medicaid is a jointly funded Federal-state health insurance program for persons with low income and/or disabilities. Medicaid reimbursement for services furnished through telemedicine applications is available at the state's option. States which currently authorize fees for service reimbursement include Arkansas, California, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Dakota, Texas, Utah, Virginia, and West Virginia. Two additional states, Kentucky and Maine, are enacting regulations to cover telemedicine.

Commercial

        Commercial insurers' reimbursement for telemedicine services varies by organization and state. Some of the larger insurers, including Blue Cross/Blue Shield, not only reimburse for these services but are also leaders in developing telemedicine programs. Many states including California, Louisiana, Texas and others, have passed laws or have laws pending that prevent discrimination between regular and telemedicine visits.

Food and Drug Administration

        Trestle's products can be considered medical devices and subject to regulation by the United States Food and Drug Administration ("FDA"). The FDA categorizes medical devices into three classes; these classes are referred to as Class I, Class II, and Class III. Class I devices ("general controls") are the lowest category and many are exempt from FDA pre-market notification or approval requirements.

        MedMicro is registered with the FDA as Class I Medical Device. The medical device components in MedReach have been registered by the manufacturing companies as Class I. As part of continued FDA compliance efforts, Trestle operates under Current Good Manufacturing Practice guidelines. Certain next generation applications may require more detailed FDA approval processes.

Intellectual Property

        Trestle has one issued and three pending patents on its products, including SmartFocus™, a continuous focus system improving the capture of accurate, in-focus tissue sample information at sub-micron resolution despite sample variations and defects, and while maintaining high speed. We also rely on trade secrets and proprietary know-how that we seek to protect, including with confidentiality agreements.

Employees

        The Company currently has 23 full-time employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of January 31, 2005 by (i) each person who "beneficially" owns more than 5% of all outstanding shares of our common stock, (ii) each director and the executive officer identified above, and (iii) all directors and the executive officer as a group.

Name and Address of Beneficial Owner	Amount of Common Stock and Nature of Beneficial Owner	Percent of Class of Common Stock(1)
Allon Kohl Family CUB Investors(2)	835,000	10.11%
Bristol Investment Fund(3)	700,000	8.54%
Steve Emerson(4)	992,250	12.18%
Paul Guez(5)	1,020,694	12.85%
SF Capital Partners Ltd.(6)	1,000,001	12.01%
Zaykowkski Partners, LP(7)	464,900	5.80%
Michael S. Doherty(8) Chairman of the Board	549,066	6.50%
William Dallas(9) Director	263,111	3.30%
Gary M. Gray (70) Director	92,750	1.16%
Allon Guez(11) Director	40,000	0.50%
Crosby Haffner(12) Director	262,500	3.23%
Michael Hope(13) Director	95,000	1.16%
Maurizio Vecchione(14) CEO	75,000	0.94%
Barry Hall(15) President and CFO	45,000	0.57%
Jack Zeineh, MD(16) Chief Science Officer	109,375	1.37%
All Officers and Directors as a group(17) (9 persons)	1,531,802	16.62%

*
Represents less than 1%.

(1)
The percent of Common Stock owned is calculated using the sum of (A) the number of shares of Common Stock owned, and (B) the number of warrants and options of the beneficial owner that are exercisable within 60 days, as the numerator, and the sum of (Y) the total number of shares of Common Stock outstanding (7,900,197), and (Z) the number of warrants and options of the beneficial owner that are exercisable within 60 days, as the denominator.

(2)
The address of Allon Kohl Family CUB Investors is c/o Stephanie Cohen, 450 North Roxbury Drive, Suite 600, Beverly Hills, CA 90210. Percent of class of Common Stock includes exercisable options/warrants to purchase 357,857 shares of Common Stock within 60 days.

(3)
The address of Bristol Investment Fund is 10990 Wilshire Blvd., Suite 1410, Los Angeles, CA 90024. Percent of class of Common Stock includes exercisable options/warrants to purchase 300,000 shares of Common Stock within 60 days.

(4)
The address of Steven Emerson is c/o Steven Emerson, 1522 Ensley Avenue, Los Angeles, CA 90024. Percent of class of Common Stock includes exercisable options/warrants to purchase 243,750 shares of Common Stock within 60 days.

(5)
The address of Paul Guez is c/o Trestle Holdings, Inc., 199 Technology Drive, Suite 105, Irvine, California 92618. Percent of class of Common Stock includes exercisable options/warrants to purchase 45,295 shares of Common Stock within 60 days.

(6)
The address of SF Capital Partners Ltd. is c/o Todd Turrall, Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, WI 53235. Percent of class of Common Stock includes exercisable options/warrants to purchase 428,572 shares of Common Stock within 60 days.

(7)
The address of Zaykowski Partners, LP is c/o Zaykowski Partners, LP, 24 Schermerhorn Street, Brooklyn, NY 11201. Percent of class of Common Stock includes exercisable options/warrants to purchase 119,300 shares of Common Stock within 60 days.

(8)
The address of Michael Doherty is c/o Trestle Holdings, Inc., 199 Technology Drive, Suite 105, Irvine, California 92618. Percent of class of Common Stock includes exercisable options/warrants to purchase 549,066 shares of Common Stock within 60 days.

(9)
The address of William Dallas is c/o Trestle Holdings., Inc, 199 Technology Drive, Suite 105, Irvine, California 92618. Percent of class of Common Stock includes exercisable options/warrants to purchase 72,059 shares of Common Stock within 60 days.

(10)
The address of Gary M. Gray is c/o Selected Equities, Al Moosa Tower 1, Suite 1403, PO Box 73525, Dubai, UAE. Percent of class of Common Stock includes exercisable options/warrants to purchase 92,750 shares of Common Stock within 60 days.

(11)
The address of Allon Guez is c/o Trestle Holdings, Inc., 199 Technology Drive, Suite 105, Irvine, California 92618. Percent of class of Common Stock includes exercisable options/warrants to purchase 40,000 shares of Common Stock within 60 days.

(12)
The address of Crosby Haffner is c/o Trestle Holdings, Inc, 199 Technology Drive, Suite 105, Irvine, California 92618. Percent of class of Common Stock includes exercisable options/warrants to purchase 237,500 shares of Common Stock within 60 days.

(13)
The address of Michael Hope is c/o Trestle Holdings, Inc, 199 Technology Drive, Suite 105, Irvine, California 92618. Percent of class of Common Stock includes exercisable options/warrants to purchase 95,000 shares of Common Stock within 60 days.

(14)
The address of Maurizio Vecchione is c/o Trestle Holdings, Inc., 199 Technology Drive, Suite 105, Irvine, California 92618. Mr. Vecchione was appointed Chief Executive Officer in July 2004. Percent of class of Common Stock includes exercisable options/warrants to purchase 75,000 shares of Common Stock within 60 days.

(15)
The address of Barry Hall is c/o Trestle Holdings, Inc., 199 Technology Drive, Suite 105, Irvine, California 92618. Mr. Hall was appointed President and Chief Financial Officer in July 2004. Percent of class of Common Stock includes exercisable options/warrants to purchase 45,000 shares of Common Stock within 60 days.

(16)
The address of Jack Zeineh, MD is c/o Trestle Holdings, Inc., 199 Technology Drive, Suite 105, Irvine, California 92618. Dr. Zeineh was appointed Chief Science Officer in May 2003. Percent of class of Common Stock includes exercisable options/warrants to purchase 109,375 shares of Common Stock within 60 days.

(17)
Includes the beneficial ownership of Messrs. Doherty, Dallas, Gray, Guez, Haffner, Hope, Vecchione, Hall and Zeineh. Total Voting Power calculation includes the total number of options/warrants of such persons exercisable within 60 days held by such persons to purchase 1, 531,802 shares of common stock. Assuming that none of such persons exercises within 60 days any of such his respective options or warrants, the Total Voting Power of the group is approximately 16.62%.

DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 40,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock (of which 30,000 shares designated as Series A Convertible Preferred Stock and 30,000 shares designated as Series B Convertible Preferred Stock), $10.00 par value per share. As of January 31, 2004, we had 7,900,197 shares of common stock outstanding and no shares of preferred stock outstanding. The following is a summary description of our capital stock.

Common Stock

        The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of our common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

        Our common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders are divided among the holders of the common stock in proportion to the number of shares of our common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of our common stock are subordinate to those of holders of any series of preferred stock.

        All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

Preferred Stock

        The Company is authorized to issue "blank check" preferred stock (up to 5 million shares) with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered to issue, without stockholder approval, preferred stock in one or more series and to fix the dividend rights, terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges, and restrictions applicable to each new series of preferred stock.

        The issuance of shares of preferred stock in the future could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, could make it difficult for a third party to gain control of our company, prevent or substantially delay a change in control, discourage bids for the common stock at a premium, or otherwise adversely affect the market price of the common stock.

LEGAL PROCEEDINGS

        To our knowledge, there are no material legal proceedings presently pending or threatened to which we (or any of our directors or officers in their capacity as such) are, or may be, a party or to which our property is, or may be, subject.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers.

        The following is a list of the names and ages of our directors and executive officers:

Name	Age	Position
Michael S. Doherty	51	Chairman of the Board
Maurizio Vecchione	43	Chief Executive Officer and Director
Jack Zeineh	34	Chief Science Officer
Barry Hall	56	President & Chief Financial Officer
William D. Dallas	49	Director
Michael S. Hope	62	Director
Gary M. Gray	59	Director
Allon Guez	52	Director
Crosby Haffner	31	Director

        MICHAEL S. DOHERTY has been a Director of the Company since December 1997 and Chairman of the Board since May 2003. Since November 1999, Mr. Doherty has been President of Doherty & Company, LLC, a firm specializing in venture capital and private equity funding for development stage companies. From February 1999 to October 1999, Mr. Doherty served as Senior Managing Director of Spencer Trask Securities Incorporated. Mr. Doherty served as Managing Director and Director of Private Equity at Cruttenden Roth Incorporated from October 1996 to February 1999. From 1992 to October 1996, he served as Vice President of Arnhold and S. Bleichroeder, Inc., a New York-based investment banking, brokerage and asset management firm. Mr. Doherty was a director of Zyan Communications, Inc. from July 1999 to December 2000, and Chairman of the Board of Directors from July 1999 to March 2000; Zyan filed for Chapter 11 bankruptcy proceedings in December 2000. Mr. Doherty was also a non-executive director of ACLN, Ltd. from January 1999 to March 2002. ACLN was a foreign private issuer whose shares were suspended from the New York Stock Exchange following an order from the SEC and a subsequent enforcement action against ACLN and three of its officers.

        MAURIZIO VECCHIONE was appointed Chief Executive Officer in July 2004. From April 2003 to July 2004 he was Chief Executive Officer of Microwave Photonics, Inc., a development stage company focusing on technologies in switched distribution and Radio-over-Fiber transmission of wireless signals. Since May 2000 he has served as Chairman and Managing Director of Synthetica Holdings LLC, a management consulting firm focusing on high growth, early stage technology companies including Microwave Photonics, Inc. From July 2000 to May 2001 he was Chief Executive Officer of Styleclick, Inc. a provider of imaging and electronic commerce (e-commerce) technologies and services, and a subsidiary of Interactive Corporation. From October 1988 until July 2000 he was President and Co-Chief Executive Officer of Styleclick.com Inc., one of Styleclick, Inc.'s predecessors.

        JACK ZEINEH, M.D. was appointed Chief Science Officer in May 2003. Prior to joining the Company, Dr. Zeineh was co-founder of Illumea and the inventor of the MedMicro and MedScan products. Dr. Zeineh was the Chief Scientific Officer of Trestle Corporation, a subsidiary of Med Diversified, Inc., which filed for Chapter 11 bankruptcy proceedings in November 2002. Dr. Zeineh brings experience in the biomedical industry with a specialty in computer imaging systems and software design. Dr. Zeineh has published 12 articles on biomedical techniques, including telepathology.

Dr. Zeineh was educated in Biological Sciences at University of California at Irvine and received his medical degree at the University of California at San Diego—School of Medicine.

        BARRY HALL was appointed President and Chief Financial Officer in July 2004. From April 2003 to July 2004 he was Chief Financial Officer of Microwave Photonics, Inc., a development stage company focusing on technologies in switched distribution and Radio-over-Fiber transmission of wireless signals. Since September 2001 he has served as Managing Director and Chief Financial Officer of Synthetica Holdings LLC, a management consulting firm focusing on high growth, early stage technology companies including Microwave Photonics, Inc. From July 2000 to September 2001 he was Executive Vice President, Chief Financial Officer of Styleclick, Inc. a provider of imaging and electronic commerce (e-commerce) technologies and services and a subsidiary of InterActive Corporation. From October 1999 until July 2000 he held the same position at Styleclick.com Inc., one of Styleclick, Inc.'s predecessors. From May 1998 until August 1999, Mr. Hall was Chief Operating Officer of Interactive Light, Inc., a developer and marketer of digital interactive entertainment systems and platforms.

        WILLIAM D. DALLAS was appointed as a Director of the Company in March of 2001. Mr. Dallas also served as a Director of the Company from May 2000 through December 2000. Mr. Dallas is currently the Chairman of the Board of Dallas Capital Management, a diverse private equity, advisory firm that he founded in 1999. Mr. Dallas is also currently the Chairman and Chief Executive Officer of the following companies: Sysdome Corporation, MindBox, LLC and Diversified Capital, and was a director of Castle & Cooke from 2000 to 2002. Mr. Dallas was the founder of First Franklin and served as its Chairman from 1981 to 1999. First Franklin was purchased in 1999 by National City Corporation.

        MICHAEL S. HOPE has been a Director of the Company since November 2003 and is Chairman of our Audit Committee. Mr. Hope has acted as a financial consultant to various companies since 1997, including acting as the Interim Chief Financial Officer and Corporate Secretary of the Company from March 1998 to April 1999. Prior to his various financial consulting assignments, Mr. Hope served as Executive Vice President of Metro-Goldwyn-Mayer Inc. from 1993 to 1997. Prior to joining MGM, Mr. Hope was Executive Vice President, Planning and Operations and Chief Financial Officer for Paramount Communications Inc. Mr. Hope was previously a member of the Board of Directors of Zyan Communications, which filed for Chapter 11 bankruptcy proceedings in December 2000.

        GARY M. GRAY has been a Director of the Company since 1991 and served as the Chairman of the Board from March 1998 to April 1999. Mr. Gray is currently a Managing Director of Selected Equities Limited, located in Dubai, UAE. From 1999 to 2003, Mr. Gray was a Managing Director of Milestone Capital, Inc., a firm based in Houston, Texas which, in concert with affiliated foreign entities, invested in or acquires control of private companies. Prior to locating in Houston in 1997, from 1994 to 1997, Mr. Gray practiced law and provided business consulting services to foreign clients from offices based in Oklahoma and, from 1991 to 1993, practiced law in New York. Prior to attending Harvard Law School from 1987 to 1990, Mr. Gray was involved in various investment and banking activities, principally in Oklahoma.

        ALLON GUEZ, PhD has been a Director of the Company since September 2004. Dr. Guez is a Professor of Electrical, Computer and Biomedical Engineering at Drexel University, a position he has held since 1984. At Drexel he is also the Director of the Robotics and Automation Lab.

        CROSBY HAFFNER has been a Director of the Company since July 2004. Since November 2003, Mr. Haffner has been a Managing Director of Doherty & Company. From November 2003 to July 2004 he served as Interim President of the Company, and was a consultant to the Company from June 2003 through November 2003. From December 2001 to October 2003, Mr. Haffner was a consultant to technology companies. Prior to these engagements, Mr. Haffner was the President and Chief Operating Officer at Zyan Communications, Inc. from 1995 to November 2000, and its Chairman and Chief

Executive Officer from December 2000 to December 2001. Zyan filed for Chapter 11 bankruptcy proceedings in December 2000.

        The Company's Bylaws allow our board to fix the number of directors between five and nine. The number of directors is currently fixed at seven. Our board of directors currently has an Audit Committee, comprised of Mr. Hope (Chairman) and Mr. Dallas, a Compensation Committee, comprised of Mr. Gray (Chairman) and Mr. Hope, and an Executive Committee, comprised of Mr. Haffner (Chairman), Mr. Doherty, and Mr. Vecchione. The board has identified Mr. Hope, an independent director, as its Audit Committee's financial expert. The Company has adopted a Code of Ethics which applies to our principal executive officer, principal financial officer, and principal accounting officer. A copy of the Code of Ethics may be obtained by any person without charge upon written request to the Company, attention: Investor Relations in care of the Company's principal offices.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion contains certain statements that may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements appear in a number of places in this Report, including, without limitation, "Management's Discussion and Analysis of Financial Condition and Results of Operations." These statements are not guarantees of future performance and involve risks, uncertainties and requirements that are difficult to predict or are beyond our control. Our future results may differ materially from those currently anticipated depending on a variety of factors, including those described below under "Risks Related to Our Future Operations" and our filings with the Securities and Exchange Commission. The following should be read in conjunction with the unaudited Consolidated Financial Statements and notes thereto that appear elsewhere in this report.

Recent Developments for the Company

Overview

        Trestle Holdings (Delaware), Inc. ("Trestle Holdings" or "Company"), through its wholly owned subsidiary, Trestle Acquisition Corp. ("Trestle"), develops and sells digital imaging and telemedicine applications linking dispersed users and data primarily in the healthcare and pharmaceutical markets. Trestle's digital imaging products provide a digital platform to share, store, and analyze tissue images. Trestle's telemedicine product provides healthcare organizations with a cost effective platform for remote examination, diagnosis, and treatment of patients.

        On May 20, 2003, Trestle Holdings entered this line of business through its purchase of substantially all of the assets of Trestle Corporation, a Delaware corporation ("Old Trestle"), and certain assets of Med Diversified, Inc., a Nevada corporation and parent corporation of Old Trestle ("Med"), and two of Med's non-debtor subsidiaries.

        On August 29, 2003, a shareholder meeting was held where a plan was approved to reorganize the Company. Under the reorganization plan, the remaining entertainment assets of the Company were sold pursuant to terms entered into April 10, 2003. See discussion of the divestiture in Note 3. In addition, (1) a pro rata cash distribution of $2,000,000 was made to the holders of the Company's preferred stock on or about October 3, 2003; (2) Sunland Entertainment Co., Inc. ("Sunland") officially changed its name to Trestle Holdings, Inc.; and (3) all issued and outstanding shares of the Company's preferred stock were converted into 2,578,000 shares of common stock, giving the Company 3,033,000 shares of common stock outstanding immediately subsequent to the reorganization.

        On December 14, 2004, the Company entered into a non-binding Letter of Intent to acquire the assets of Interscope Technologies, Inc. in exchange for Trestle stock. The acquisition is subject to the execution of definitive agreements and certain other conditions, including customary closing conditions.

Critical Accounting Policies

        The SEC recently issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR60"), suggesting companies provide additional disclosure and commentary on those accounting policies considered most critical. FRR 60 considers an accounting policy to be critical if it is important to the Company's financial condition and results of operations, and requires significant judgment and estimates on the part of management in its application. For a summary of the Company's significant accounting policies, including the critical accounting policies discussed below, see the accompanying notes to the consolidated financial statements in the section entitled "Financial Statements".

        The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates which are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The result of these evaluations forms the basis for making judgments about the carrying values of assets and liabilities and the reported amount of expenses that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions. The following accounting policies require significant management judgments and estimates:

        The Company recognizes revenue on product sales after shipment of the product to the customer and formal acceptance by the customer has been received. Depending upon the specific agreement with the customer, such acceptance normally occurs subsequent to one or more of the following events: receipt of the product by the customer, installation of the product by the Company and training of customer personnel by the Company. Revenue collected in advance of product shipment or formal acceptance by the customer is reflected as deferred revenue. Revenue attributable to software maintenance and support is deferred and recognized ratably over the term of the maintenance agreement, generally one year.

        The Company accounts for its business acquisitions under the purchase method of accounting in accordance with SFAS 141, "Business Combinations." The total cost of acquisitions is allocated to the underlying net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair value of the tangible net assets acquired is recorded as intangibles. Determining the fair value of assets acquired and liabilities assumed requires management's judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives, and market multiples, among other items.

        The Company assesses the potential impairment of long-lived assets and identifiable intangibles under the guidance of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." which states that a long-lived asset should be tested for recoverability whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset exceeds its fair value. An impairment loss is recognized only if the carrying amount of the long-lived asset exceeds its fair value and is not recoverable.

        The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from these estimates.

For the Quarter Ended September 30, 2004 and 2003

Results From Operations

Revenues

        Revenues were $805,000 and $766,000 for the quarters ended September 30, 2004 and 2003, respectively. Revenues for the quarters ended September 30, 2004 and 2003 consisted of $720,000 and $567,000 for product sales and $85,000 and $199,000 for software support, respectively.

Cost of Sales

        Cost of sales was $368,000 and $248,000 for the quarters ended September 30, 2004 and 2003, respectively. The increase in cost of sales is due to the change in product mix.

Research and Development

        Research and development expenses were $421,000 and $449,000 for the quarters ended September 30, 2004 and 2003, respectively. We expect research and development expenses will increase as we develop additional products and improve existing products.

Selling, General and Administrative Expenses

        Selling, general and administrative expenses were $1,526,000 and $1,218,000 for the quarters ended September 30, 2004 and 2003, respectively, an increase of $308,000. The increase in selling, general and administrative expenses is principally attributed to an increase in compensation expense and consulting expense.

Interest Income, Interest Expense and Other

        Interest income, interest expense and other, net was ($231,000) and zero for the quarters ended September 30, 2004 and 2003, respectively, an increase of $231,000. The increase is principally attributed to the interest from the beneficial conversion feature of the convertible note, offset by the gain from forgiveness of debt and subleasing of property.

Discontinued Operations

        Income / (Loss) from discontinued operations was zero and $1,506,000 in the quarters ended September 30, 2004 and 2003, respectively. The decrease of $1,506,000 can be principally attributed the sale of the PM Entertainment Library in September 2003.

For the Nine Months Ended September 30, 2004 and 2003

Results From Operations

Revenues

        Revenues were $3,523,000 and $878,000 for the nine months ended September 30, 2004 and 2003, respectively. Revenues for the nine months ended September 30, 2004 and 2003 consisted of $3,146,000 and $622,000 for product sales and $377,000 and $256,000 for software support, respectively. The increase in revenue is primarily due to revenues generated by the acquisition of Old Trestle in May 2003.

Cost of Sales

        Cost of sales was $1,573,000 and $273,000 for the nine months ended September 30, 2004 and 2003, respectively. The increase in cost of sales is due to the increase in operating revenues described above.

Research and Development

        Research and development expenses were $1,318,000 and $615,000 for the nine months ended September 30, 2004 and 2003, respectively. The increase of $703,000 in research and development expenses results from the acquisition of Old Trestle. We expect research and development expenses will increase as we develop additional products and improve existing products.

Selling, General and Administrative Expenses

        Selling, general and administrative expenses were $4,623,000 and $2,064,000 for the nine months ended September 30, 2004 and 2003, respectively, an increase of $2,559,000. The increase in selling, general and administrative expenses is principally attributed to an increase in compensation expense due to our addition of Old Trestle's personnel as of the date of acquisition and other corporate overhead.

Interest Income, Interest Expense and Other

        Interest income/(expense) and other, net was ($81,000) and zero for the nine months ended September 30, 2004 and 2003, respectively, an increase of $81,000. The increase is principally attributed to the interest from the beneficial conversion feature of the convertible note, offset by gain from forgiveness of debt and income from subleasing of property.

Discontinued Operations

        Income/(Loss) from discontinued operations was zero and $1,861,000 in the nine months ended September 30, 2004 and 2003, respectively. The decrease of $1,861,000 can be principally attributed the sale of the PM Entertainment Library in September 2003.

Liquidity and Capital Resources

        Net cash (used in)/provided by operating activities was $(3,169,000) and $(1,358,000) in the nine months ended September 30, 2004 and 2003, respectively. The increase of $1,811,000 in cash used by operating activities was primarily due to operating expenses from the Trestle business. Prior to the Trestle Acquisition, we were a licensor of filmed entertainment with few employees.

        The Company has suffered recurring losses from operations and has an accumulated deficit of approximately $43,768,000 at September 30, 2004. Primarily as a result of our recurring losses and our lack of liquidity, the Company has received a report from our independent auditors that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. To continue our operations, or if our current level of operations change, the Company will be required to secure additional working capital, by way of equity or debt financing, or otherwise, to sustain continuing operations. There can be no assurance that the Company will be able to secure sufficient financing or on terms acceptable to the Company. If we are unable to obtain adequate funds if and when needed, we would be required to delay, limit or eliminate some or all of our proposed operations. If additional funds are raised through the issuance of equity securities, the percentage ownership of our current stockholders is likely to or will be reduced. Please see the section below entitled "Risks Related to Our Future Operations."

        Net cash (used in)/provided by investing activities was ($27,000) and $3,002,000 for the nine months ended September 30, 2004 and 2003, respectively. Investing activities in the quarter ended September 30, 2004 resulted from the purchase of fixed assets. Investing activities in 2003 principally resulted from the sale of the film library during September 2003 and the purchase of substantially all of the assets of Old Trestle during May 2003.

        Net cash (used in)/provided by financing activities was $3,734,000 and zero for the nine months ended September 30, 2004 and 2003, respectively. During the nine months ended September 30, 2004, we sold 2,237,000 units in a private placement resulting in net proceeds of $4,474,000. Each unit consisted of one share of common stock and a warrant to purchase one half share of common stock for $2.00 per share. On March 3, 2004, the Company raised $420,000 pursuant to a bridge financing agreement with Zaykowski Partners, LP to meet its short-term operating cash needs. Under this agreement, the company issued a convertible promissory note in the principal amount of $420,000, which was secured by all the assets of the Company, and a warrant to purchase 9,300 shares of common stock at $4.40 per share. The promissory note bore an interest rate of ten percent per annum payable in six month increments and matured on March 3, 2005. Included in the private placement was the $440,000 conversion of the convertible note (discussed above).

        On January 21, 2005, the Company completed a private placement. The placement was a unit offering to institutional and accredited investors, with each unit consisting of one share of the Company's common stock and a warrant to purchase 0.75 shares of common stock. The units were priced at $1.75 and each warrant is exercisable for whole shares only at $1.75 per share. The Company intends to use proceeds of the offering for working capital, including its previously announced services business and its proposed acquisition of InterScope Technologies. In two closings, the Company sold an aggregate of 2,600,000 units resulting in gross proceeds of $4,550,000 to the Company. The units sold by the Company have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an available exemption from registration. The Company has agreed to file this registration statement for the purpose of registering for resale the shares of common stock forming the units, including the common stock underlying the warrants. The Company paid commissions of $19,600 to Scottsdale Capital and $137,597 to T.R. Winston & Company as non-exclusive agents on the funding.

Inflation and Seasonality

        Inflation has not been material to the Company during the past five years. Seasonality has not been material to the Company.

DESCRIPTION OF PROPERTY

        Our executive offices consist of approximately 14,000 square feet of general office space located at 11835 W. Olympic Blvd., Suite 550, Los Angeles, California 90064. We entered into a seven-year lease for such office space commencing in December 1999, with a five-year option to renew. As of December 31, 2004, we have subleased approximately 2,000 square feet of this office space. We lease approximately 7,000 square feet of office, production and warehouse space at 199 Technology Dr. Suite 105, Irvine, California 92618 for our principal offices. We recorded rent expense of $452,000 for our executive and principal offices during the year ended December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

        During the year ended December 31, 2003 and 2004, our Company incurred consulting fees and tax return preparation expenses in the amount of $184,000 and $69,000, respectively. The consulting fees and tax return preparation expenses were charged by Kellogg & Andelson, a Southern California based public accounting firm. Gary Freeman, our former Chief Financial Officer, is currently a Vice President and director of Kellogg & Andelson.

        Pursuant to a consulting agreement with our company, our Company paid consulting fees in the amount of $170,000 from November 1, 2003 to July 15, 2004 to Crosby Haffner, who then served as the Company's Interim President. As compensation for his services as the Company's Interim President, we granted to Mr. Haffner 115,000 warrants with exercise prices between $2.60 and $5.40 per share.

        As a result of the close of the acquisition of the assets of Old Trestle, as additional compensation for their respective consulting services, we granted to Michael Doherty, our Chairman, and David Weiner, one of our Co-Presidents at the time of the close of that transaction, warrants to purchase a number of shares of our common stock equal to 2.5% and 1%, respectively, of our issued and outstanding common stock on a fully diluted basis, as may be adjusted from time to time based on their respective anti-dilution provisions, each at an exercise price of $1.00 per share. Those warrants become exercisable on May 20, 2004. Mr. Weiner also received a lump sum payment of $50,000 on the close of that transaction.

        Additionally, on September 26, 2003, we granted to Michael Doherty, our Chairman, warrants to purchase 406,714 shares of our common stock at an exercise price of $0.62 per share. Fifty percent of those warrants become exercisable on May 5, 2004 and the remainder will vest in equal monthly installments on the last day of each month over the following 12 months. On August 19, 2004, the Company granted Mr. Doherty a bonus of $150,000 in recognition for his services. During September 2004, the Company entered into an agreement to retain Mr. Doherty's services as Chairman and to pay Mr. Doherty $10,000 per month for ten months starting August 1, 2004.

        Certain employees and directors of the Company are affiliated with Doherty & Company, LLC. Michael Doherty, the Chairman of the Company, is the president and controlling member of Doherty & Company, LLC. Crosby Haffner, a director of the Company and formerly the Company's Interim President, is a Managing Director of Doherty & Company, LLC. Brandon Rockow, a full time employee of the Company who provides support for the Company's financing, industry research, mergers and acquisitions, and investor relations activities, also maintains his securities license at and consults on specific projects to Doherty & Company, LLC. Tina Maddela, a part time employee of the Company who provides assistance to Roger Burlage, the Company's former Chairman and Chief Executive Officer, pursuant to Mr. Burlage's employment contract with the Company, is also a part time employee of Doherty & Company, LLC.

        Effective September 1, 2004 the Company entered into an agreement to pay Doherty & Company, LLC $10,000 per month for financial advisory services requested from time to time by the Company. Pursuant to this agreement Doherty & Company, LLC provides the Company with various financial advisory services, including but not limited to consulting with respect to proposed financings, advising the Company on potential mergers and acquisitions, and providing the Company with investor relations services. This agreement may be terminated at any time by either party. Prior to this agreement, the Company reimbursed Doherty & Company, LLC $11,250 for overhead incurred in providing administrative services to the Company in connection with the private placement transaction completed by the Company in July 2004. In addition, pursuant to the agreements governing Mr. Doherty's services as Chairman to the Company, Mr. Doherty is entitled to use up to 3,500 square feet of office space, at the Company's expense,in the Company's Los Angeles office, in connection with his services as Chairman and other activities. A portion of such space is being used by Doherty & Company, LLC.

        Maurizio Vecchione and Barry Hall are principals in Synthetica, Ltd which provided consulting services to the company from May 15, 2004 to July15, 2004. During that time Synthetica was paid $35,913 in fees and expenses reimbursement.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

        The shares of our common stock have been listed and principally quoted on the OTC Bulletin Board under the trading symbol "TLHO.OB" since October 6, 2003. Prior to October 6, 2003, the Company's common stock was traded on the OTC Bulletin Board under the symbol "SLDE.OB" and prior to August 9, 2002, the Company's common stock was traded on the OTC Bulletin Board under the symbol "SUNE.OB."

        The following table sets forth, for the fiscal quarters indicated, the high and low sale price for our common stock, as reported on the OTC Bulletin Board.

Quarterly period	High	Low
Fiscal year ended December 31, 2002:
First Quarter	$1.10	$0.80
Second Quarter	$1.20	$0.70
Third Quarter	$1.00	$0.70
Fourth Quarter	$0.72	$0.45
Fiscal year ended December 31, 2003:
First Quarter	$0.62	$0.50
Second Quarter	$0.70	$0.50
Third Quarter	$4.00	$0.40
Fourth Quarter	$7.75	$3.50
Fiscal year ended December 31, 2004
First Quarter	$5.50	$4.00
Second Quarter	$4.05	$2.40
Third Quarter	$3.50	$1.50
Fourth Quarter	$2.15	$1.25

Closing Price; Holders

        On January 28, 2005, the closing price for our common stock, as reported by the OTC Bulletin Board, was $4.65 per share and there were approximately 513 holders of record of our common stock and no holders of record of our preferred stock.

Dividends

        We have not paid any cash dividends on our common stock since our inception and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We expect to retain our earnings, if any, to provide funds for the expansion of our business. Future dividend policy will be determined periodically by our board of directors based upon conditions then existing, including our earnings and financial condition, capital requirements and other relevant factors.

Securities authorized for issuance under equity compensation plans.

        The following table sets forth certain information regarding the Company's equity compensation plans as of January 28, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	842,583	2.65	969,417
Equity compensation plans not approved by security holders	4,777,156	10.81	0
Total	5,619,739	9.37	969,417

        Our current employee stock option plans (the "Plans") provide for the grant of non-statutory or incentive stock options to the Company's employees, officers, directors or consultants.

        The Compensation Committee of our board of directors administers the Plans, selects the individuals to whom options will be granted, determines the number of options to be granted, and the term and exercise price of each option. Stock options granted pursuant to the terms of the Plans generally cannot be granted with an exercise price of less than 100% of the fair market value on the date of the grant (110% for awards issued to a 10% or more stockholder). The term of the options granted under the Plans cannot be greater than 10 years; 5 years for a 10% or more stockholder. Options vest at varying rates generally over five years. On January 28, 2005, the Board of Directors authorized an increase of 1,000,000 shares available for grant under the Plans, subject to stockholder approval within twelve months. An aggregate of 1,855,000 shares were reserved under the Plans, of which 969,417 shares were available for future grant at January 31, 2005.

EXECUTIVE COMPENSATION

        The following table and related footnotes show the compensation paid during the fiscal years ended December 31, 2003, 2002, and 2001 to the Company's principal executive officer and the two most highly compensated officers for the year ended December 31, 2003.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation
Name and Principal Position(2)					Common Stock Underlying Options and Warrants	All Other Compensation
	Year	Salary		Bonus
Roger A. Burlage Former Chairman, Chief Executive Officer, and Co-President(2)	2003 2002 2001	$ $ $	231,170 560,314 543,734	N/A N/A N/A	N/A N/A N/A	$ $	N/A 7,500 7,500	(1) (1)
Andrew Borsany Former President	2003		$141,026	N/A	50,000		N/A
Crosby Haffner Former Interim President	2003		$40,000	N/A	112,500		N/A
Gary Freeman Former Chief Financial Officer	2003		$164,016	N/A	35,000		N/A
Jack Zeineh Chief Science Officer	2003		$123,077	N/A	187,500		N/A

(1)
Represents benefits paid under Mr. Burlage's employment contract related to country club dues.

(2)
Roger Burlage's employment agreement ended on April 30, 2003. On January 15, 2003, the Board of Directors of the Company authorized the creation of the Office of the President to provide for a smooth transition during the remainder of Mr. Burlage's employment term. The Office of the President was created to provide general supervision, direction and control of the Company. Roger Burlage, David Weiner, and Gary Freeman were appointed to serve in the Office of the President. Andrew Borsanyi was appointed to serve in the Office of the President. Mr. Freeman was also elected the Company's Chief Financial Officer and Corporate Secretary. Crosby Haffner served as the Interim President of the Company from November 2003 until July 2004.

OPTION AND WARRANT GRANTS IN LAST FISCAL YEAR

        The following table and related footnotes set forth the number of securities underlying options and warrants granted in the last fiscal year (2003) and held by the Company's Executive Officers.

Name	Number of Securities Underlying Options and Warrants Granted	Percent of Total Options and Warrants Granted in Fiscal Year		Exercise or Base Price($/Share)		Expiration Date
Roger A. Burlage	0	N/A			N/A	N/A
Andrew Borsanyi	50,000	4.16%			$0.51	10/31/2013
Crosby Haffner	50,000 25,000 37,500	4.16 2.08 3.12	% % %	$ $ $	0.50 4.36 5.40	9/2/2008 10/27/2008 1/26/2009
Gary Freeman	35,000	2.91%			$0.62	9/26/2008
Jack Zeineh	187,500	15.6%			$0.51	5/20/2013

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at 12/31/03	Value of Unexercised In-the-Money Options at 12/31/03
Roger A. Burlage	0	N/A	64,032	$0
Andrew Borsanyi	0	N/A	50,000	249,500
Crosby Haffner	0	N/A	112,500	282,250
Gary Freeman	0	N/A	35,000	170,000
Jack Zeineh	0	N/A	187,500	936,563

DIRECTOR COMPENSATION

        Directors of the Company who are neither employees of the Company nor of the Company's affiliates receive $20,000 in cash each year for serving on the Board. Each Director receives 10,000 options at the beginning of each year, at market, vesting 25% at the end of each quarter. Committee chairpersons receive 10,000 options granted at the inception of such member's tenure and at the beginning of each year served. Such grants are made at market at the time of grant, and will vest 25% at the end of each quarter. Committee members receive 5,000 options granted at the inception of such member's tenure and at the beginning of each year served. Such grants are made at market at the time of grant, and will vest 25% at the end of each quarter. New committee members receive a one-time option grant of 30,000 on the date of appointment, vesting 25% each quarter.

        Employment and other arrangements between the Company and any named executive officer are described in Part III, Item 12, of this Form 10-KSB and are incorporated herein by this reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

        Our consolidated financial statements for the years ended December 31, 2003 and 2002 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of Singer Lewak Greenbaum & Goldstein LLP as experts in auditing and accounting. None of the reports of Singer Lewak Greenbaum & Goldstein LLP on our consolidated financial statements for either of the past two years or the interim period contains an adverse opinion or disclaimer of opinion, and none was modified as to uncertainty, audit scope or accounting principles. Their report on our consolidated financial statements for the year ended December 31, 2002 contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements. See "Financial Statements" beginning on page F-1. There were no disagreements with Singer Lewak Greenbaum & Goldstein LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust, 59 Maiden Lane, New York, New York 10038, Attn: Carline Jocelyn, business 718-921-8206, facsimile: 718-921-8336.

WHERE TO GET MORE INFORMATION

        We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

        Our filings may also be accessed through the SEC's web site (http:/ /www.sec.gov). We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to Trestle Holdings, Inc. 199 Technology Dr. Suite 105, Irvine, CA 92618, business 949-673-1907.

        We will furnish record holders of our securities with annual reports containing financial statements audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as we may determine to be appropriate or as may be required by law.

FINANCIAL STATEMENTS

TRESTLE HOLDINGS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE QUARTER ENDED SEPTEMBER 30, 2004 (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 2003	F-2
Consolidated Balance Sheets—September 30, 2004 (Unaudited) and December 31, 2003	F-2
Consolidated Statements of Operations (Unaudited)—Quarter and nine months ended September 30, 2004 and 2003	F-3
Consolidated Statements of Cash Flows (Unaudited)—nine months ended September 30, 2004 and 2003	F-4
Notes to Consolidated Financial Statements	F-5
CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 REPORT OF INDEPENDENT ACCOUNTANTS	F-11
Consolidated Balance Sheets	F-12
Consolidated Statements of Operations	F-13
Consolidated Statements of Stockholders' Equity	F-14
Consolidated Statements of Cash Flows	F-15
Notes to Consolidated Financial Statements	F-16
TRESTLE CORPORATION, INC. FINANCIAL STATEMENTS FOR THE PERIOD FROM APRIL 1, 2003 TO MAY 20, 2003, FOR THE YEAR ENDED MARCH 31, 2003, AND FOR THE PERIOD FROM OCTOBER 1, 2001 (INCEPTION) TO MARCH 31, 2002
Independent Auditors' Report	F-28
Balance Sheets	F-29
Statements of Operations	F-30
Statements of Changes in Stockholders' Deficiency	F-31
Statements of Cash Flows	F-32
Notes to Financial Statements	F-33

TRESTLE HOLDINGS, INC.

FINANCIAL STATEMENTS FOR THE QUARTER ENDED SEPTEMBER 30, 2004 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2003.

CONSOLIDATED BALANCE SHEETS

	September 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$901,000	$363,000
Accounts receivable, net of allowance for doubtful accounts of $18,000 and $6,000 at September 30, 2004 and December 31, 2003, respectively	759,000	505,000
Inventory	949,000	223,000
Prepaid expenses and other current assets	70,000	350,000

TOTAL CURRENT ASSETS	2,679,000	1,441,000

Other assets	238,000	758,000
Fixed assets, net of accumulated depreciation of $307,000 and $1,170,000 at September 30, 2004 and December 31, 2003, respectively 101,000	165,000
Goodwill	1,514,000	1,514,000
Intangible assets, net of accumulated amortization of $334,000 and $158,000 at September 30, 2004 and December 31, 2003, respectively	396,000	584,000

TOTAL ASSETS	$4,928,000	$4,462,000

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,000,000	$1,068,000
Deferred revenue	336,000	554,000

TOTAL CURRENT LIABILITIES	1,336,000	1,622,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock, $.001 par value, 40,000,000 shares authorized, 5,228,000 and 3,033,000 issued and outstanding at September 30, 2004 and December 31, 2003, respectively	5,000	3,000
Additional paid in capital	47,611,000	43,019,000
Subscription receivable	(165,000)	—
Deferred stock compensation	(91,000)	(486,000)
Accumulated deficit	(43,768,000)	(39,696,000)

Total stockholders' equity	3,592,000	2,840,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,928,000	$4,462,000

See accompanying notes to consolidated financial statements.

 TRESTLE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
REVENUES
Product	$720,000	$567,000	$3,146,000	$622,000
Software support	85,000	199,000	377,000	256,000

Total revenues	805,000	766,000	3,523,000	878,000
COST OF SALES	368,000	248,000	1,573,000	273,000

GROSS PROFIT	437,000	518,000	1,950,000	605,000
OPERATING EXPENSES
Research and development	421,000	449,000	1,318,000	615,000
Selling, general and administrative expenses	1,526,000	1,218,000	4,623,000	2,064,000

Total operating expenses	1,947,000	1,667,000	5,941,000	2,679,000
LOSS FROM OPERATIONS	(1,510,000)	(1,149,000)	(3,991,000)	(2,074,000)
Interest income/(expense) and other, net	(231,000)	—	(81,000)	—

LOSS FROM CONTINUING OPERATIONS	(1,741,000)	(1,149,000)	(4,072,000)	(2,074,000)
Income / (Loss) from discontinued operations	—	1,506,000	—	1,861,000

NET INCOME/(LOSS)	(1,741,000)	357,000	(4,072,000)	(213,000)
Preferred stock dividends	—	(211,000)	—	(827,000)

NET GAIN/(LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(1,741,000)	$146,000	$(4,072,000)	$(1,040,000)
BASIC GAIN/(LOSS) PER SHARE OF COMMON STOCK FROM CONTINUING OPERATIONS	$(0.34)	$(0.87)	$(1.09)	$(2.80)
Discontinued operations	—	1.15	—	2.51
Preferred stock dividends	—	(0.16)	—	(1.12)

NET GAIN/(LOSS) PER SHARE OF COMMON STOCK—Basic	$(0.34)	$0.12	$(1.09)	$(1.41)
DILUTED GAIN/(LOSS) PER SHARE OF COMMON STOCK FROM CONTINUING OPERATIONS	$(0.34)	$(0.87)	$(1.09)	$(2.80)
Discontinued operations	—	1.14	—	2.51
Preferred stock dividends	—	(0.16)	—	(1.12)

NET GAIN/(LOSS) PER SHARE OF COMMON STOCK—Diluted	$(0.34)	$0.11	$(1.09)	$(1.41)
WEIGHTED AVERAGE SHARES OUTSTANDING—Basic and diluted	5,066,000	1,314,000	3,737,000	741,000

WEIGHTED AVERAGE SHARES OUTSTANDING—Basic and diluted	5,066,000	1,323,000	3,737,000	741,000

See accompanying notes to consolidated financial statements.

 TRESTLE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss from continuing operations	$(4,072,000)	$(2,074,000)
Adjustments to reconcile loss from continuing operations to net cash provided by/(used in) operating activities:
Depreciation and amortization	279,000	136,000
Provision for doubtful accounts	18,000	—
Interest on fixed conversion features	440,000	—
Deferred stock compensation	650,000	176,000
Changes in operating assets and liabilities, net of effects from acquisition/disposition of business:
Accounts receivable	(272,000)	(299,000)
Inventory	(726,000)	(161,000)
Prepaid expenses and other assets	800,000	(122,000)
Accounts payable and accrued expenses	(68,000)	(3,000)
Deferred revenue	(218,000)	(91,000)

Net cash provided by/(used in) continuing operations	(3,169,000)	(2,438,000)
Net cash provided by/(used in) discontinued operations	—	1,080,000

Net cash provided by/(used in) operating activities	(3,169,000)	(1,358,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to fixed assets	(27,000)	(44,000)
Costs related to the sale of film library	—	4,221,000
Cash paid for acquisition of net assets of Trestle	—	(1,175,000)

Net cash provided by/(used in) investing activities	(27,000)	3,002,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from exercise of common stock options	19,000	—
Offering costs on issuance of common stock	(574,000)	—
Net proceeds from common stock	3,869,000	—
Net proceeds from issuance and conversion of convertible note	420,000	—

Net cash provided by/(used in) financing activities	3,734,000	—

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	538,000	(229,000)
CASH AND CASH EQUIVALENTS, Beginning of period	363,000	2,043,000

CASH AND CASH EQUIVALENTS, End of period	$901,000	$1,814,000

	Nine Months Ended September 30,
	2004	2003
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash received/(paid) during the period for:
Interest	$(30,000)	$—
Income taxes	$(9,000)	$(11,000)

See accompanying notes to consolidated financial statements.

 TRESTLE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Current Operations and Background—Trestle Holdings (Delaware), Inc. ("Trestle Holdings" or "Company"), through its wholly owned subsidiary, Trestle Acquisition Corp. ("Trestle"), develops and sells digital imaging and telemedicine applications linking dispersed users and data primarily in the healthcare and pharmaceutical markets. Trestle's digital imaging products—MedMicro™ and MedScan™—provide a digital platform to share, store, and analyze tissue images. Trestle's MedReach™ product provides healthcare organizations with a cost effective platform for remote examination, diagnosis, and treatment of patients.

        On May 20, 2003, Trestle Holdings entered this line of business through its purchase of substantially all of the assets of Trestle Corporation, a Delaware corporation ("Old Trestle"), and certain assets of Med Diversified, Inc., a Nevada corporation and parent corporation of Old Trestle ("Med"), and two of Med's non-debtor subsidiaries. See discussion of the acquisition in Note 2.

        On August 29, 2003, a shareholder meeting was held where a plan was approved to reorganize the Company. Under the reorganization plan, the remaining entertainment assets of the Company were sold pursuant to terms entered into April 10, 2003. See discussion of the divestiture in Note 3. In addition, (1) a pro rata cash distribution of $2,000,000 was made to the holders of the Company's preferred stock on or about October 3, 2003; (2) Sunland Entertainment Co., Inc. ("Sunland") officially changed its name to Trestle Holdings, Inc.; and (3) all issued and outstanding shares of the Company's preferred stock including the Series A that was classified as a liability at December 31, 2002 were converted into 2,578,000 shares of common stock, giving the Company 3,033,000 shares of common stock outstanding immediately subsequent to the reorganization.

        Going Concern—The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations since its inception and had an accumulated deficit of approximately $43,768,000 at September 30, 2004.

        The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. The recovery of the Company's assets is dependent upon continued operations of the Company.

        In addition, the Company's recovery is dependent upon future events, the outcome of which is undetermined. The Company intends to continue to attempt to raise additional capital, but there can be no certainty that such efforts will be successful.

        Basis of Presentation and Principles of Consolidation—The consolidated financial statements reflect the financial position, results of operations and cash flows of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated on consolidation. Certain reclassifications have been made in order to conform to the September 30, 2004 financial statement presentation. These unaudited consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included in our Annual Report on Form 10-KSB/A for the year ended December 31, 2003.

        Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Revenue Recognition—The Company recognizes revenues associated with the Trestle business on product sales after shipment of the product to the customer and formal acceptance by the customer has been received. Depending upon the specific agreement with the customer, such acceptance normally occurs subsequent to one or more of the following events: receipt of the product by the customer, installation of the product by the Company and/or training of customer personnel by the Company. Revenue collected in advance of product shipment or formal acceptance by the customer is reflected as deferred revenue. Revenue attributable to software maintenance and support is deferred and recognized ratably over the term of the maintenance agreement, generally one year.

        Research and Development—The Company charges research and development expenses to operations as incurred.

        Income Taxes—The Company records income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." The standard requires, among other provisions, an asset and liability approach to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

        Stock-Based Compensation—We account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," as amended by SFAS No. 148 "Accounting for Stock-based Compensation—Transition and Disclosure" using the intrinsic value method. Under APB No. 25, compensation expense is based on the difference, if any, between the fair value of our stock and the exercise price on the date of the grant.

        We account for equity instruments issued to non-employees in accordance with the provisions SFAS No. 123 "Accounting for Stock-based Compensation" and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction With Selling Goods and Services."

        The Company recorded compensation expense of zero for the quarters ended September 30, 2004 and 2003 related to the issuance of employee stock options. The following table illustrates what the Company's loss would have been if the Black-Scholes option-pricing method had been used to calculate employee compensation expense from the issuance of employee stock options.

	Quarters Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net loss
As reported	$(1,741,000)	$146,000	$(4,072,000)	$(1,040,000)
Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(339,000)	—	(463,000)	—

Pro forma	$(2,080,000)	$146,000	$(4,535,000)	$(1,040,000)

Loss per share
Basic and diluted EPS as reported	$(0.34)	$0.11	$(1.09)	$(1.41)

Pro forma basic and diluted EPS	$(0.41)	$0.11	$(1.21)	$(1.41)

        Net Income (Loss) Per Share—The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share," and Securities and Exchange Commission Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. Common equivalent shares related to stock options, warrants and convertible preferred stock have been excluded from the computation, for the quarters ended September 30, 2004 and 2003 because their effect is anti-dilutive.

        Concentration of Credit Risk—Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with high credit quality financial institutions; at times, such balances with any one financial institution may exceed FDIC insured limits. Concentration of credit risk associated with accounts receivable is significant due to the limited number of customers, as well as their dispersion across geographic areas. The Company performs ongoing credit evaluations of its customers and generally requires partial deposits. Although the Company has a diversified customer base, a substantial portion of its debtors' ability to honor their contracts is dependent upon financial conditions in the healthcare industry.

        Financial Instruments—The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses. The carrying values of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are representative of their fair values due to their short-term maturities.

NOTE 2—ACQUISITION OF TRESTLE

        On May 20, 2003, the Company, by and through its wholly-owned subsidiary, Trestle Acquisition Corp., purchased substantially all of the assets of Old Trestle and certain assets of Med and two of Med's non-debtor subsidiaries (together with Old Trestle and Med, the "Sellers"). Old Trestle's business was historically in the telepathology and telemedicine industries. Under the terms of the acquisition, we, through our wholly-owned subsidiary, paid the Sellers $1,250,000 in cash, $100,000 of which was previously deposited in escrow as an earnest money deposit, and assumed certain liabilities of Old Trestle. Additionally, as additional compensation for their respective consulting services, we issued to a director, and one of our former Co-Presidents, warrants to purchase a number of shares of our Common Stock equal to 2.5% and 1%, respectively, of our issued and outstanding Common Stock each at an exercise price of $1.00 per share. These warrants are subject to anti-dilution provisions relating to the Corporate Reorganization. This former Co-President also received a lump sum payment of $50,000 on the close of this transaction. In addition, the Company entered into employment agreements with Old Trestle's President and its Chief Science Officer each for terms of three years at a salary of $200,000 per year. Under these employment agreements the executives are entitled to bonuses under certain performance criteria and were granted stock options equal to five percent of the fully diluted outstanding shares of the Company's common stock on the date of grant. On October 31, 2003, Old Trestle's President entered into a consulting agreement under which he resigned from his position as President and received 50,000 warrants and monthly consulting fee totaling $200,000 paid in twelve equal monthly installments over twelve months. During the second quarter the remaining amount of $173,666.66 owed to Old Trestle's President was fully discharged with a payment of $90,000.

        The total purchase price as allocated to assets and liabilities was based upon estimated fair market values obtained through an independent valuation. This allocation included the recording of approximately $742,000 to identifiable intangible assets (including $342,000 to purchased technology to be amortized over 3 years, $150,000 to trademarks to be amortized over 3 years, and $250,000 to customer list to be amortized over 3 years) and $1,514,000 to goodwill.

        A condensed, audited balance sheet reflecting the acquired assets and liabilities assumed as of the date of acquisition of the net assets of Old Trestle was as follows:

Cash	$123,000
Accounts receivable	51,000
Inventory	224,000
Prepaids and other	39,000
Fixed assets	78,000

Total assets	$515,000

Accounts payable	$181,000
Accrued expenses	227,000
Deferred revenue	1,032,000

Total liabilities	$1,440,000

        The following summarized unaudited pro forma consolidated results of operations reflect the effect of the Old Trestle acquisition as if it had occurred at the beginning of the period presented. The unaudited pro forma consolidated results of operations presented below are not necessarily indicative of operating results which would have been achieved had the acquisition been consummated as of the beginning of the periods presented and should not be construed as representative of future operations:

Nine Months Ended September 30, 2003
Revenues	$4,716,000
Cost of Sales	1,918,000

Gross Profit	2,798,000
Operating Expenses	4,936,000

Operating Loss	$2,138,000

NOTE 3—DISCONTINUED OPERATIONS

        On September 4, 2003, the Company closed the previously reported sale of its remaining entertainment assets to Echo Bridge, LLC, formerly known as Film Library Acquisition Corp. (the "Purchaser"), in exchange for the assumption of certain related liabilities of the Company by the Purchaser and a purchase price of approximately $4,750,000. Of this amount, $750,000 was deposited in escrow for a period of two years following the closing of the transaction, subject to potential claims by the Purchaser against us for breaches of representations and warranties contained in the agreement. The purchase price was determined by arms-length negotiation, and the Company recognized a gain on the sale of $1,644,000 during the year ended December 31, 2003. In April 2004, the Company settled a majority of the escrow in exchange for $250,000, and has written down the remaining receivable by $100,000 during the quarter ended March 31, 2004

NOTE 4—INVENTORY

        Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following at September 30, 2004 and December 31, 2003:

	September 30, 2004	December 31, 2003
	(Unaudited)
Work-in-process	$595,000	$104,000
Finished goods	354,000	119,000

Total	$949,000	$223,000

NOTE 5—FIXED ASSETS

        Fixed assets are comprised of the following at September 30, 2004 and December 31, 2003.

	September 30, 2004	December 31, 2003
	(Unaudited)
Furniture, fixtures and equipment	$181,000	$858,000
Leasehold improvements	227,000	477,000

	408,000	1,335,000
Less accumulated depreciation	(307,000)	(1,170,000)

Total	$101,000	$165,000

        During the quarter ended March 31, 2004, $1,056,000 of fully depreciated fixed assets were written off the Company's accounting records.

NOTE 6—INTANGIBLE ASSETS

        Intangible assets are comprised of the following at September 30, 2004 and December 31, 2003.

	September 30, 2004	December 31, 2003
	(Unaudited)
Intangible assets	$730,000	$742,000
Less accumulated amortization	(334,000)	(158,000)

Net intangible assets	$396,000	$584,000

NOTE 7—CONVERTIBLE NOTE PAYABLE

        On July 15, 2004, the Company converted a note into 220,000 shares of common stock based on the original note plus accrued interest of $20,000 and warrants to purchase 110,000 shares of common stock at an exercise price of $2.00 per share.

        In accordance with generally accepted accounting principles, the difference between the conversion price and the Company's stock price on the date of issuance of the note is considered to be interest expense. If a qualified offering occurs during the term of the note, the difference will be recognized in the statement of operations during the period from the date of the qualified offering to the time at which the note matures. In the event the debt is settled prior to the maturity date, an expense will be recognized based on the difference between the carrying amount and the amount of the payment.

        During the quarter ended June 30, 2004, the Company completed the first tranche of $3,070,000 of a private placement at an offering price of $2.00 per unit. The difference between the conversion price of $2.00 and the Company's stock price on the date of issuance of the note was calculated to be $403,000. The Company recognized $134,000 in interest expense during the quarter ended June 30, 2004. The remaining $269,000 was recognized as interest expense on July 15, 2004 when the note was converted into common stock.

NOTE 8—STOCK OPTIONS AND WARRANTS

        During the quarter ended September 30, 2004, the Company granted 443,000 warrants and options to investors, management, board members, employees and consultants. The weighted average exercise price of the grants during the quarter was $2.11. The vesting periods on these grants range from immediate to 3 years, with expiration dates ranging from 3 to 10 years. To account for such grants to non-employees, we recorded deferred stock compensation of $19,000, and recognized compensation expense of $81,000 for the quarter ended September 30, 2004.

NOTE 9—EARNINGS PER SHARE

        The following table sets forth common stock equivalents (potential common stock) for the quarters ended September 30, 2004 and 2003 that are not included in the loss per share calculation above because their effect would be anti-dilutive for the periods indicated:

	Quarters Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Weighted average common stock equivalents:
Stock options	1,051,000	303,000	828,000	163,000
Warrants	2,199,000	353,000	1,469,000	227,000

NOTE 10—CONCENTRATION OF CREDIT RISK

        Although we are directly affected by the economic well being of significant customers listed in the following paragraph, we do not believe that significant credit risk exists at September 30, 2004. We perform ongoing evaluations of our customers and require letters of credit or other collateral arrangements as appropriate. Accordingly, trade receivable credit losses have not been significant.

        The Company had three customers that accounted for 16%, 13% and 10% of the Company's revenues for the quarter ended September 30, 2004. At September 30, 2004, accounts receivable from these customers were 14%, 0% and 10% of total accounts receivable.

TRESTLE HOLDINGS, INC.

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Trestle Holdings, Inc.
Los Angeles, CA

        We have audited the accompanying consolidated balance sheet of Trestle Holdings, Inc. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trestle Holdings, Inc. and subsidiaries as of December 31, 2003 and 2002 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
March 26, 2004

TRESTLE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	Years Ended December 31,
	2003	2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$363,000	$1,976,000
Accounts receivable, net of allowance for doubtful accounts of $6,000 and zero in 2003 and 2002, respectively	505,000	—
Inventory	223,000	—
Prepaid expenses and other assets	573,000	300,000
Income tax receivable	—	7,000

TOTAL CURRENT ASSETS	1,664,000	2,283,000
Other assets	535,000	220,000
Fixed assets, net of accumulated depreciation of $1,170,000 and $1,106,000 in 2003 and 2002, respectively	165,000	86,000
Goodwill	1,514,000	—
Intangible assets, net of accumulated amortization of $158,000 and zero in 2003 and 2002, respectively	584,000	—
Net assets from discontinued operations	—	3,781,000

TOTAL ASSETS	$4,462,000	$6,370,000

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,068,000	$423,000
Deferred revenue	554,000	—
Series A Convertible Preferred Stock, $1,000 stated value, 75,000 shares authorized, zero and 5,200 shares issued and outstanding at December 31, 2003 and, 2002, respectively, liquidation preference of zero and $5,186,000 at December 31, 2003 and 2002, respectively	—	4,326,000

TOTAL CURRENT LIABILITIES	1,622,000	4,749,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $10 par value, 4,675,000 shares authorized, zero and zero shares issued and outstanding at December 31, 2003 and 2002, respectively	—	—
Series B Convertible Preferred Stock, $1,000 stated value, 250,000 shares authorized, zero and 12,200 shares issued and outstanding at December 31, 2003 and 2002, respectively, liquidation preference of zero and $12,235,000 at December 31, 2003 and 2002, respectively	—	12,235,000
Common stock, $.001 par value, 40,000,000 shares authorized, 3,033,000 and 455,000 issued and outstanding at December 31, 2003 and 2002, respectively	3,000	—
Additional paid in capital	43,019,000	26,459,000
Deferred stock compensation	(486,000)	—
Accumulated deficit	(39,696,000)	(37,073,000)

Total stockholders' equity	2,840,000	1,621,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,462,000	$6,370,000

See accompanying notes to consolidated financial statements.

TRESTLE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2003	2002
REVENUES
Product	$1,477,000	$—
Software support	484,000	—

Total revenues	1,961,000	—
COST OF SALES	535,000	—

GROSS PROFIT	1,426,000	—
OPERATING EXPENSES
Research and development	1,228,000	—
Selling, general and administrative expenses	3,909,000	1,021,000

Total operating expenses	5,137,000	1,021,000
LOSS FROM OPERATIONS	(3,711,000)	(1,021,000)
Loss on impairment of marketable securities	—	(5,000)
Interest income/(expense), net	39,000	139,000

LOSS FROM CONTINUING OPERATIONS	(3,672,000)	(887,000)
Income / (Loss) from discontinued operations	232,000	(6,252,000)
Gain on sale of discontinued operations	1,644,000	—

Total gain / (loss) from discontinued operations	1,876,000	(6,252,000)

NET LOSS	(1,796,000)	(7,139,000)
Preferred stock dividends	(827,000)	(1,168,000)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(2,623,000)	$(8,307,000)
LOSS PER SHARE OF COMMON STOCK BEFORE DISCONTINUED OPERATIONS—Basic and diluted	$(2.78)	$(1.95)
Discontinued operations	1.42	(13.74)
Preferred stock dividends	(.63)	(2.57)

NET LOSS PER SHARE OF COMMON STOCK—Basic and diluted	$(1.99)	$(18.26)
WEIGHTED AVERAGE SHARES OUTSTANDING—Basic and diluted	1,317,000	455,000

See accompanying notes to consolidated financial statements.

SUNLAND ENTERTAINMENT CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2003 AND 2002

	Series B Preferred		Common Stock
					Additional Paid in Capital	Deferred Stock Compensation	Accumulated Deficit
	Shares	Amount	Shares	Amount				Total
BALANCE, DECEMBER 31, 2001	11,415	$11,415,000	455,000	$0	$26,459,000	$0	$(28,766,000)	$9,108,000
Stock dividends declared	820	820,000					(1,168,000)	(348,000)
Net loss							(7,139,000)	(7,139,000)

BALANCE, DECEMBER 31, 2002	12,235	12,235,000	455,000	0	26,459,000	0	(37,073,000)	1,621,000
Stock dividends declared	583	583,000					(827,000)	(244,000)
Corporate reorganization	(12,818)	(12,818,000)	2,578,000	3,000	15,386,000			2,571,000
Issuance of warrants and options					1,174,000	(486,000)		688,000
Net loss							(1,796,000)	(1,796,000)

BALANCE, DECEMBER 31, 2003	0	$0	3,033,000	$3,000	$43,019,000	$(486,000)	$(39,696,000)	$2,840,000

See accompanying notes to consolidated financial statements.

TRESTLE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss before discontinued operations	$(3,672,000)	$(887,000)
Adjustments to reconcile loss before discontinued operations to net cash provided by/(used in) operating activities:
Depreciation and amortization	222,000	112,000
Deferred stock compensation	688,000	—
Changes in operating assets and liabilities, net of effects from acquisition/disposition of business:
Marketable securities	—	5,000
Accounts receivable	(447,000)	—
Inventory	8,000	—
Prepaid expenses and other assets	(294,000)	176,000
Income taxes receivable	7,000	583,000
Accounts payable and accrued expenses	(1,714,000)	(433,000)
Deferred revenue	(479,000)	—

Net cash provided by/(used in) continuing operations	(5,681,000)	(444,000)
Net cash provided by/(used in) discontinued operations	1,099,000	377,000

Net cash provided by/(used in) operating activities	(4,582,000)	(67,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to fixed assets	(77,000)	—
Cash paid for acquisition of Trestle	(1,175,000)
Net proceeds from divesture of discontinued operations	4,221,000	—

Net cash provided by/(used in) investing activities	2,969,000	—

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(1,613,000)	(67,000)
CASH AND CASH EQUIVALENTS, Beginning of period	1,976,000	2,043,000

CASH AND CASH EQUIVALENTS, End of period	$363,000	$1,976,000

	Years Ended December 31,
	2003	2002
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash received/(paid) during the period for:
Interest	$39,000	$139,000
Income taxes	$75,000	$(6,800)

NON-CASH FINANCING ACTIVITY:

        See Note 2 for disclosure of non-cash financing activities.

TRESTLE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Current Operations and Background—Trestle Holdings (Delaware), Inc. ("Trestle Holdings" or "Company"), through its wholly owned subsidiary, Trestle Acquisition Corp. ("Trestle"), develops and sells digital imaging and telemedicine applications linking dispersed users and data primarily in the healthcare and pharmaceutical markets. Trestle's digital imaging products—MedMicro and MedScan—provide a digital platform to share, store, and analyze tissue images. Trestle's MedReach product provides healthcare organizations with a cost effective platform for remote examination, diagnosis, and treatment of patients.

        On May 20, 2003, Trestle Holdings entered this line of business through its purchase of substantially all of the assets of Trestle Corporation, a Delaware corporation ("Old Trestle"), and certain assets of Med Diversified, Inc., a Nevada corporation and parent corporation of Old Trestle ("Med"), and two of Med's non-debtor subsidiaries. See discussion of the acquisition in Note 2.

        On August 29, 2003, a shareholder meeting was held where a plan was approved to reorganize the Company. Under the reorganization plan, the remaining entertainment assets of the Company were sold pursuant to terms entered into April 10, 2003. See discussion of the divestiture in Note 3. In addition, (1) a pro rata cash distribution of $2,000,000 was made to the holders of the Company's preferred stock on or about October 3, 2003; (2) Sunland Entertainment Co., Inc. ("Sunland") officially changed its name to Trestle Holdings,  Inc.; and (3) all issued and outstanding shares of the Company's preferred stock including the Series A that was classified as a liability at December 31, 2002 were converted into 2,578,000 shares of common stock, giving the Company 3,033,000 shares of common stock outstanding immediately subsequent to the reorganization.

        Going Concern—The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations since its inception and has an accumulated deficit of $39,696,000 at December 31, 2003.

        The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. The recovery of the Company's assets is dependent upon continued operations of the Company.

        In addition, the Company's recovery is dependent upon future events, the outcome of which is undetermined. The Company intends to continue to attempt to raise additional capital, but there can be no certainty that such efforts will be successful.

        Basis of Presentation and Principles of Consolidation— The consolidated financial statements reflect the financial position, results of operations and cash flows of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated on consolidation.

        Reincorporation to Delaware and Reverse Stock-Split—On June 27, 2002, a special meeting of shareholders was held at the Company's offices, where the proposal to change Sunland's state of incorporation from California to Delaware and enact a ten-for-one reverse split of the Company's common and preferred stock were approved. The Company subsequently changed its stock symbol to SLDE effective August 9, 2002. The effect of this stock split was reflected in the financial statements retroactively as if the stock split occurred at the beginning of the earliest period reported.

        Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Cumulative Effect of Change in Accounting Principles— During the second quarter of 2002, in accordance with SFAS No. 142, the Company determined that its goodwill was impaired. As a result, a one-time, non-cash charge of $2,861,000 was recorded to write-off the remaining balance of goodwill on the Company's balance sheet. In accordance with the transitional guidance of SFAS No. 142, the charge is reflected in the Company's Consolidated Statement of Operations under Loss from discontinued operations.

        Cash and Cash Equivalents—The Company considers investments with original maturities of 90 days or less to be cash equivalents.

        Fixed Assets—Fixed assets are stated at cost and are depreciated using the straight-line method over their estimated useful lives, ranging from one to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated life of the improvement.

        Intangible Assets—In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company evaluates long-lived assets, including intangible assets other than goodwill, for impairment when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less then the assets' carrying amounts. Factors considered important which could trigger an impairment review include, but are not limited to, significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the Company's overall business and significant negative industry or economic trends. If such assets are identified to be impaired, the impairment to be recognized is the amount by which the carrying value of the asset exceeds the fair value of the asset.

        Goodwill and Other Indefinite Lived Intangibles—In accordance with SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill and other indefinite lived intangibles are not amortized, but are tested annually or on an interim basis if events or circumstances indicate that the fair value of the asset has decreased below its carrying value.

        In 2001, the Company reduced the useful life of goodwill from ten years to a remaining period of three years commencing from January 2001. The decision to reduce the useful life on goodwill related to the PM Entertainment acquisition was made due to a change in the Company's business plan, resulting from a change in economic conditions occurring subsequent to the acquisition of PM Entertainment, not to finance new product and to operate as a scaled-back business focusing on sales of the PM Entertainment library.

        During the second quarter of 2002, in accordance with SFAS No. 142, the Company determined that its goodwill was impaired due to its continued historical and forecasted future losses as a result of the changing economic conditions in the entertainment industry. As a result, a one-time, non-cash charge of $2,861,000 was recorded to write-off the remaining balance of goodwill on the Company's balance sheet. In accordance with the transitional guidance of SFAS No. 142, the charge is reflected in the Company's Consolidated Statement of Operations under Loss from discontinued operations.

        Revenue Recognition—The Company recognizes revenues associated with the Trestle business on product sales after shipment of the product to the customer and formal acceptance by the customer has been received. Depending upon the specific agreement with the customer, such acceptance normally occurs subsequent to one or more of the following events: receipt of the product by the customer, installation of the product by the Company and/or training of customer personnel by the Company. Revenue collected in advance of product shipment or formal acceptance by the customer is reflected as deferred revenue. Revenue attributable to software maintenance and support is deferred and recognized ratably over the term of the maintenance agreement, generally one year.

        Research and Development—The Company charges research and development expenses to operations as incurred.

        Income Taxes—The Company records income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." The standard requires, among other provisions, an asset and liability approach to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

        Stock-Based Compensation—We account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," as amended by SFAS No. 148 "Accounting for Stock-based Compensation—Transition and Disclosure" using the intrinsic value method. Under APB No. 25, compensation expense is based on the difference, if any, between the fair value of our stock and the exercise price on the date of the grant.

        We account for equity instruments issued to non-employees in accordance with the provisions SFAS No. 123 "Accounting for Stock-based Compensation" and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction With Selling Goods and Services."

        Net Income (Loss) Per Share—The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share," and Securities and Exchange Commission Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. Common equivalent shares related to stock options, warrants and convertible preferred stock have been excluded from the computation, for the years ended December 31, 2003 and 2002 because their effect is anti-dilutive.

        Concentration of Credit Risk—Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with high credit quality financial institutions; at times, such balances with any one financial institution may exceed FDIC insured limits. Concentration of credit risk associated with accounts receivable is significant due to the limited number of customers, as well as their dispersion across geographic areas. The Company performs ongoing credit evaluations of its customers and generally requires partial deposits. Although the Company has a diversified customer base, a substantial portion of its debtors' ability to honor their contracts is dependent upon financial conditions in the healthcare industry.

        Financial Instruments—The Company's financial instruments consist of cash and cash equivalents, marketable securities classified as available for sale, accounts receivable, accounts payable, accrued expenses and notes payable. The carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are representative of their fair values due to their short-term maturities. Marketable securities classified as available for sale are stated at fair value in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

        Recently Issued Accounting Pronouncements—In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and

Hedging Activities." SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after June 30, 2003, except for certain forward purchase and sale securities. For these forward purchase and sale securities, SFAS No. 149 is effective for both new and existing securities after June 30, 2003. This statement is not applicable to the Company.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 will be effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003. This statement is not applicable to the Company.

NOTE 2 ACQUISITION OF TRESTLE

        On May 20, 2003, the Company, by and through its wholly-owned subsidiary, Trestle Acquisition Corp., purchased substantially all of the assets of Old Trestle and certain assets of Med and two of Med's non-debtor subsidiaries (together with Old Trestle and Med, the "Sellers"). Old Trestle's business was historically in the telepathology and telemedicine industries. Under the terms of the acquisition, we, through our wholly-owned subsidiary, paid the Sellers $1,250,000 in cash, $100,000 of which was previously deposited in escrow as an earnest money deposit, and assumed certain liabilities of Old Trestle. Additionally, as additional compensation for their respective consulting services, we issued to a director, and one of our former Co-Presidents, warrants to purchase a number of shares of our Common Stock equal to 2.5% and 1%, respectively, of our issued and outstanding Common Stock each at an exercise price of $1.00 per share. These warrants are subject to anti-dilution provisions relating to the Corporate Reorganization. This former Co-President also received a lump sum payment of $50,000 on the close of this transaction. In addition, the Company entered into employment agreements with Old Trestle's President and its Chief Science Officer each for terms of three years at a salary of $200,000 per year. Under these employment agreements the executives are entitled to bonuses under certain performance criteria and were granted stock options equal to five percent of the fully diluted outstanding shares of the Company's common stock on the date of grant.

        The total purchase price as allocated to assets and liabilities was based upon estimated fair market values obtained through an independent valuation. This allocation included the recording of approximately $742,000 to identifiable intangible assets (including $342,000 to purchased technology to be amortized over 3 years, $150,000 to trademarks to be amortized over 3 years, and $250,000 to customer list to be amortized over 3 years) and $1,514,000 to goodwill.

        A condensed, audited balance sheet reflecting the acquired assets and liabilities assumed as of the date of acquisition of the net assets of Old Trestle was as follows:

Cash	$123,000
Accounts receivable	51,000
Inventory	224,000
Prepaids and other	39,000
Fixed assets	78,000

Total assets	$515,000

Accounts payable	$181,000
Accrued expenses	227,000
Deferred revenue	1,032,000

Total liabilities	$1,440,000

        The following summarized unaudited pro forma consolidated results of operations reflect the effect of the Old Trestle acquisition as if it had occurred at the beginning of the period presented. The unaudited pro forma consolidated results of operations presented below are not necessarily indicative of operating results which would have been achieved had the acquisition been consummated as of the beginning of the periods presented and should not be construed as representative of future operations:

	Year ended December 31,
	2003	2002
Revenues	$5,799,000	$1,880,000
Cost of Sales	2,180,000	893,000

Gross Profit	3,619,000	987,000
Operating Expenses	7,355,000	9,629,000

Operating Loss	$(3,736,000)	$(8,642,000)

NOTE 3 DISCONTINUED OPERATIONS

        On September 4, 2003, the Company closed the previously reported sale of its remaining entertainment assets to Echo Bridge, LLC, formerly known as Film Library Acquisition Corp., (the "Purchaser"), in exchange for the assumption of certain related liabilities of the Company by the Purchaser and a purchase price of approximately $4,750,000. Of this amount, $750,000 was deposited in escrow for a period of two years following the closing of the transaction, subject to potential claims by the Purchaser against us for breaches of representations and warranties contained in the agreement. The purchase price was determined by arms-length negotiation, and the Company recognized a gain on the sale of $1,644,000 during the year ended December 31, 2003. Included in the income/(loss) from discontinued operations for the years ended December 31, 2003 and 2002, are revenues of $1,839,000 and $1,119,000, respectively, and income/(loss) from discontinued operations of $232,000 and ($3,199,000), respectively.

NOTE 4 INVENTORY

        Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following at December 31, 2003 and 2002:

	Years Ended December 31,
	2003	2002
Work-in-process	$104,000	$0
Finished goods	119,000	0

Total	$223,000	$0

NOTE 5 FIXED ASSETS

        Fixed assets are comprised of the following December 31, 2003 and 2002.

	Years Ended December 31,
	2003	2002
Furniture, fixtures and equipment	$858,000	$715,000
Leasehold improvements	477,000	477,000

	1,335,000	1,192,000
Less accumulated depreciation	(1,170,000)	(1,106,000)

Total	$165,000	$86,000

NOTE 6 INTANGIBLE ASSETS

        Intangible assets are comprised of the following at December 31, 2003 and 2002.

	Years Ended December 31,
	2003	2002
Intangible assets	$742,000	$—
Less accumulated amortization	(158,000)	—

Net intangible assets	$584,000	$—

        The estimated amortization on these intangible assets for the years ended December 31, 2004, 2005 and 2006 will be $247,000, $247,000 and $90,000.

NOTE 7 INCOME TAX

        The income tax (benefit) expense for the years ended December 31, 2003 and 2002 consist of the following:

	Years Ended December 31,
	2003	2002
Current	$—	$—
Deferred	611,000	2,427,000
Valuation allowance	(611,000)	(2,427,000)

Provision for income taxes	$—	$—

        Income tax (benefit) expense computed at the statutory federal income tax rate of 34% and the provision for income tax (benefit) expense in the financial statements for the years ended December 31, 2003 and 2002 differ as follows:

	Years Ended December 31,
	2003	2002
Provision computed at the statutory rate	$(611,000)	$(2,427,000)
Change in valuation allowance	611,000	2,427,000

Income tax provision (benefit)	$—	$—

        The following are the components of the Company's deferred tax assets and (liabilities) at December 31, 2003 and 2002:

	Years Ended December 31,
	2003	2002
Federal net operating loss carryforward	$7,815,000	$6,622,000
State net operating loss carryforward	1,370,000	1,229,000
Accounts receivable	152,000	341,000
Equity based charges	725,000	457,000
Capital loss carryforward	2,328,000	2,328,000
Film inventory	—	1,453,000
Goodwill	—	1,024,000

Total deferred tax asset	12,390,000	13,454,000

Film rights	—	(1,687,000)
Goodwill	(12,000)	—
Deferred state taxes	(498,000)	(498,000)

Total deferred tax liability	(510,000)	(2,185,000)

Valuation allowance	$(11,880,000)	$(11,269,000)

Net deferred tax asset/(liability)	$—	$—

        At December 31, 2003, the Company has a net operating loss carryforward of approximately $23,000,000 and $16,200,000 for federal and state income tax purposes, respectively. These net operating loss carryforwards begin to expire in 2018 and 2003, respectively. The net operating losses can be carried forward to offset future taxable income, if any. Realization of the above carryforwards may be subject to utilization limitations, which may inhibit the Company's ability to use these carryforwards in the future.

NOTE 8 PREFERRED STOCK

        On September 4, 2003, the Company restructured the Company's capital structure. Under the restructuring, (1) a cash distribution of $2,000,000 was made to the holders' of the Company's Preferred Stock; (2) Sunland officially changed its name to Trestle Holdings, Inc.; and (3) all issued and outstanding shares of the Company's preferred stock including the Series A that was classified as a liability at December 31, 2002 were converted into 2,578,000 shares of common stock, giving the Company 3,033,000 shares of common stock outstanding immediately subsequent to the reorganization.

        In April 1993, the Company authorized 300,000 shares of convertible preferred stock and in April and September 1999 designated 30,000 shares as Series A Preferred Stock. As part of a refinancing that occurred in 1999, the Company issued 19,049 shares of Series A Preferred Stock.

        The Company recorded a deduction for the beneficial conversion feature associated with the issuance of Series A Preferred Stock based on the fair value of the underlying common stock at the date of issuance. The deduction was recorded ratably over a six-month period from April 1999 to October 1999, during which Series A Preferred Stock could not be converted into the Company's common stock.

        The Series A Preferred Stock is presented as a liability in accordance SFAS No. 150, on the Company's balance sheet, and is not included in stockholders' equity, since, under certain circumstances beyond the control of the Company, the holders of Series A Preferred Stock may redeem the shares in consideration for cash. In order to increase stockholders' equity, in May 2000, the Company allowed holders of Series A Preferred Stock to exchange a portion of their shares for an equivalent number of shares of Series B Convertible Preferred Stock. As described more fully in Note 9, Series B Preferred

Stock has substantially similar characteristics to those of Series A Preferred Stock, but is classified as permanent equity. In May 2000, 8,460 shares of Series A Preferred Stock were exchanged for an equivalent number of Series B Preferred shares. In May 2001, approximately 7,500 shares of Series A Convertible Preferred Stock were exchanged for Series B Convertible Preferred Stock. In July 2001, the Company purchased 550 shares of Series A Preferred Stock from an affiliate of a company owned by a preferred shareholder, who is also a director of the Company.

        The Series A Preferred Stock has the following characteristics:

        Voting:    The holders of Series A Preferred Stock are entitled to elect two directors to the Company's Board of Directors and are entitled to the number of votes equal to the number of shares of common stock into which the Series A Preferred Stock is then convertible. On all other matters, including the election of the other Company directors, holders of the Series A Preferred Stock vote (on an as-converted basis) together with common stockholders and holders of Series B Preferred Stock (voting in an as-converted basis) as one class.

        Dividends:    The holders of the convertible preferred stock were entitled to receive dividends equal to $70 per share per annum paid quarterly.

        Liquidation Preference:    In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the Company's outstanding Series A Preferred Stock shall receive for each share an amount equal to the sum of $1,000 per share, respectively, payable in preference and priority to any payments made to the holders of the then outstanding common stock.

        Liquidation is deemed to include the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting from the transfer of 50% or more of the Company's voting power.

        Additionally, the Company may redeem, at its liquidation amount, Series A Preferred Stock five years following the date the shares were issued.

        Conversion:    Each share of Series A Preferred Stock, at the option of the holder, was convertible at any time into a number of shares of common stock as determined by dividing the Original Issue Price of Series A Preferred Stock by the Conversion Price, as defined, in effect at the time.

        In May 2000, the Company designated 30,000 shares of authorized Preferred Stock as Series B Preferred Stock. The Company issued 8,460 shares of Series B Preferred Stock in exchange for an equivalent number of shares of Series A Preferred Stock.

        The Series B Preferred Stock has substantially similar characteristics to those of Series A Preferred Stock. The liquidation provisions of Series B Preferred Stock differ from those of Series A Preferred Stock in that a liquidation event is not deemed to include the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting from the transfer of 50% or more of the Company's voting power. At December 31, 2002, the Series B Preferred Stock was convertible into 181,000 shares of the Company's common stock.

NOTE 9 STOCKHOLDERS' EQUITY

Warrants

        During the year ended December 31, 2003, the Company issued 821,520 warrants to management, board members and consultants. The weighted average exercise price of the grants during the year ending December 31, 2003 was $1.28. The vesting periods on these grants range from immediate to 3 years, and the lives range from 4 to 10 years. To account for such grants to non-employees, we recorded deferred stock compensation of $1,066,000, and recognized compensation expense of $580,000 for the year ended December 31, 2003.

        As partial consideration for entering into a revolving credit facility during the year ended December 31, 2000, the Company granted warrants to a bank to purchase 12,600 shares of common stock at $67.50 per share, of which 12,600 were outstanding at December 31, 2003. These warrants, which had a fair value of $320,000 at the date of grant, are fully vested and expire ten years from their issuance date. The Company recorded the fair value of these warrants as deferred financing costs to be expensed on a straight-line basis over the terms of the related revolving credit facility.

        As part of the 1999 Refinancing, the Company granted warrants to purchase 134,462 shares of common stock at prices ranging between $90 to $120 per share, of which 95,821 were outstanding at December 31, 2003. The warrants had a fair value of $2,360,000 at the date of grant, are fully vested and expire six to eight years from their issuance date.

        As a result of the refinancing that took place in 1999, the Company granted warrants, not covered by the Plans described above, to purchase 134,462 shares of common stock to certain employees, officers and directors of which 127,212 were outstanding at December 31, 2003. These warrants vest either on the grant date or over three years from the grant date. The options are exercisable at prices ranging from $90 to $120 per share and expire six to eight years from their issuance date.

NOTE 10 COMMITMENTS AND CONTINGENCIES

        Leases    The Company leases office space and office equipment under operating leases expiring through 2006. Future minimum lease payments due under non-cancelable operating leases at December 31, 2003 are as follows:

Years Ended December 31,
2004	$690,000
2005	489,000
2006	505,000

Total minimum lease payments	$1,684,000

        The Company has entered into certain sublease arrangements for leased office space no longer occupied. The term of the sublease expires in July 2004.

        Rent expense charged to operations for the years ended December 31, 2003 and 2002 was $859,000 and $905,000. Rent income from sublease arrangements for the years ended December 31, 2003 and 2002 was $464,000 and $469,000. Future minimum rental income under sublease arrangements is $267,000 for the fiscal year 2004.

        Litigation—The Company is party to legal proceedings, which are routine and incidental to the business. The Company believes the results of such litigation will not have a material adverse effect on the Company's financial condition or results of operations.

        Employment Agreement—As discussed in Note 2, the Company entered into employment agreements with Old Trestle's President and its Chief Science Officer each for terms of three years at a salary of $200,000 per year. In addition, under these employment agreements the executives are entitled to bonuses under certain performance criteria and were granted stock options equal to five percent of the fully diluted outstanding shares of the Company's common stock on the date of grant. The President resigned his employment with the Company effective October 31, 2003, and was given a 12 month consulting agreement and 50,000 warrants exercisable at $0.51 per share.

        The Company entered into an employment agreement with Roger A. Burlage, dated April 7, 1999 which provides that he would serve as the Company's Chairman and Chief Executive for a term of four years. Mr. Burlage was entitled to an annual salary of $500,000, with minimum annual increases of 7.5%. Mr. Burlage was also eligible to receive a discretionary bonus as determined by the Board. As part of the agreement, Mr. Burlage was granted warrants to purchase 40,000 shares of the Company's Common Stock at exercise prices ranging from $90.00 to $120.00 per share, and was to receive up to an additional 20,000 warrants at his election under certain circumstances within one year of the effective date of his employment agreement which did not occur. One half of the original warrants vested upon Mr. Burlage signing the agreement and the balance vest over a three-year period, with 25% vesting on the first anniversary, and 12.5% vesting on each of the second and third anniversaries of the agreement. Mr. Burlage was also entitled to be reimbursed for up to $7,500 per year for country club dues, and to receive all other benefits generally available to the Company's other officers, including participation in stock incentive, retirement, medical, dental and accidental benefit plans, life and disability insurance and vacation. If Mr. Burlage's position was eliminated as a result of a merger or consolidation of the Company, Mr. Burlage would be entitled to terminate his employment within three months of such event and to receive all salary, benefits and emoluments in effect as such date through the remainder of his four-year term. In January of 2003, Mr. Burlage notified the Board of Directors that he intended to resign from his position at the expiration of his contract in April of 2003. On January 15, 2003, the Board of Directors authorized the creation of the Office of the President to provide for a smooth transition during the remainder of Mr. Burlage's employment term. Mr. Burlage's employment agreement ended in April 2003.

NOTE 11 STOCK OPTION PLANS

        Stock Option Plans—The Company's employee stock option plans (the "Plans") provide for the grant of non-statutory or incentive stock options to the Company's employees, officers, directors or consultants.

        The Compensation Committee of the Company's Board of Directors administers the Plans, selects the individuals to whom options will be granted, determines the number of options to be granted, and the term and exercise price of each option. Stock options granted pursuant to the terms of the Plans generally cannot be granted with an exercise price of less than 100% of the fair market value on the date of the grant. The term of the options granted under the Plans cannot be greater than 10 years. Options vest at varying rates generally over three to five years. An aggregate of 855,000 shares were reserved under the Plans, of which 462,000 shares were available for future grant at December 31, 2003.

        The following table summarizes activity in the Company's stock option plans during the years ended December 31, 2003 and 2002:

	Number of Shares	Weighted Average Price Per Share
Balance, December 31, 2001	172,000	$96.10
Canceled	(9,000)	8.00

Balance at December 31, 2002	163,000	$101.02
Granted	643,000	1.74
Expired	(150,000)	102.31
Canceled	(263,000)	.54

Balance at December 31, 2003	393,000	$3.48

        The following summarizes pricing and term information for options issued to employees and directors which are outstanding as of December 31, 2003:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2003	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2003	Weighted Average Exercise Price
$0.50 - 1.00	320,000	9.67	$0.55	133,000	$0.62
1.01 - 10.00	60,000	10.00	5.00	0	0
45.00 - 50.00	1,000	6.42	45.00	1,000	45.00
65.00 - 72.50	11,000	5.80	67.45	11,000	67.45
105.00	1,000	4.42	105.00	1,000	105.00

$0.50 - 105.00	393,000	9.59	$3.48	146,000	$6.68

        The Company recorded compensation expense of $89,000 for the year ended December 31, 2003 related to the stock option grants discussed above. The following table illustrates what the Company's loss would have been if the Black-Scholes option-pricing method had been used to calculate employee compensation expense.

Year Ended December 31, 2003
Net loss
As reported	$(2,623,000)
Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(199,000)

Pro forma	$(2,822,000)
Loss per share
Basic and diluted EPS as reported	$(1.99)

Pro forma basic and diluted EPS	$(2.14)

        For the year ended December 31, 2002 the Company's net loss and loss per share would not have been materially different than currently reported in the Company's Consolidated Statements of Operations.

        The fair value of option grants is estimated on the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for grants during the year ended December 31, 2003: expected life of option 6.67 years, expected volatility of 288%, risk free interest rate of 4.75% based upon the date of grant and a 0% dividend yield. The fair value, at date of grant, using these assumptions range from $0.42 to $2.45, and the weighted average was $1.01.

NOTE 12 EARNINGS PER SHARE

        The following table sets forth common stock equivalents (potential common stock) for the years ended December 31, 2003 and 2002 that are not included in the loss per share calculation above because their effect would be anti-dilutive for the periods indicated:

	Year Ended December 31,
	2003	2002
Weighted average common stock equivalents:
Series A Preferred Stock	0	77,000
Series B Preferred Stock	0	181,000
Stock options	393,000	163,000
Warrants	1,057,000	138,000

NOTE 13 CONCENTRATION OF CREDIT RISK

        Although we are directly affected by the economic well being of significant customers listed in the following paragraph, we do not believe that significant credit risk exists at December 31, 2003. We perform ongoing evaluations of our customers and require letters of credit or other collateral arrangements as appropriate. Accordingly, trade receivable credit losses have not been significant.

        The Company had three customers that accounted for 16%, 13%, and 12% of the Company's revenues for the year ended December 31, 2003. As of December 31, 2003, the accounts receivable for these customers as a percentage of the Company's total accounts receivable was 0%, 11%, and 0% of respectively.

NOTE 14 MARKETABLE SECURITIES

        During 2000, the Company received approximately 68,000 common shares of Tutornet.com, Inc. ("Tutornet") with a fair value of $500,000 for the licensing of certain character rights for use on Tutornet's website. During 2001, the market value of the securities was approximately $26,000 and a loss impairment of $474,000 was taken as the reduction in value was not deemed temporary. During 2002, the value of the stock decreased further, resulting in the Company writing off the remaining $26,000.

NOTE 15 RELATED PARTIES

        In connection with the acquisition of PM Entertainment in April 2000, the Company entered into a 2-year lease agreement for the use of the business's principal offices. The Company entered into this lease with an entity owned by stockholders of the Company, who were also the former sole shareholders of PM Entertainment. The lease was classified as an operating lease, and expired on March 31, 2002. Rent expense under the operating lease in 2002 was $150,000.

NOTE 16 SUBSEQUENT EVENT

        On March 3, 2004, the Company raised $420,000 pursuant to a bridge financing agreement with Zaykowski Partners, LP to meet its short-term operating cash needs. Under this agreement, the company issued a convertible promissory note in the principal amount of $420,000, which is secured by all the assets of the Company, and a warrant to purchase 9,300 shares of common stock at $4.40 per share. The promissory note bares interest at the rate of ten percent per annum payable in six month increments and matures on March 3, 2005. The principal and any accrued interest of the note is convertible at the option of the Company at the per share price of the next financing in the event that the Company receives equity financing of at least $1,000,000.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Sunland Entertainment Co., Inc. as acquirer
of significantly all the assets of Trestle Corporation

        We have audited the accompanying balance sheets of Trestle Corporation (debtor-in-possession and a wholly-owned subsidiary of Med Diversified Inc.) as of May 20, 2003, March 31, 2003 and March 31, 2002 and the related statements of operations, change in stockholder's deficiency and cash flows for the period from April 1, 2003 to May 20, 2003, for the year ended March 31, 2003 and for the period from October 1, 2001 (inception) to March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trestle Corporation as of May 20, 2003, March 31, 2003 and March 31, 2002 and the results of its operations and its cash flows for the period from April 1, 2003 to May 20, 2003, for the year ended March 31, 2002 and for the period from October 1, 2001 (inception) to March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial net losses and negative cash flows from operations during each of the periods presented and had a working capital deficiency of $6,072,008 and a stockholder's deficiency of $6,157,940 as of May 20, 2003. Additionally, as described in Note 7, the Company sold significantly all its assets on May 20, 2003, and those sales proceeds were remitted to the bankruptcy trustee. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.
Boca Raton, Florida
November 14, 2003

TRESTLE CORPORATION
(DEBTOR-IN-POSSESSION)

BALANCE SHEETS

	May 20, 2003	March 31, 2003	March 31, 2002
ASSETS
CURRENT ASSETS
Cash	$137,892	$511,334	$85,043
Accounts receivable	58,862	148,467	682,840
Inventory	172,693	170,279	681,900
Prepaid and other current assets	74,018	61,901	31,748

Total Current Assets	443,465	891,981	1,481,531
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $57,707, $53,057 and $14,940, respectively	77,864	82,514	13,044
SOFTWARE DEVELOPMENT COSTS, net of accumulated amortization of $1,246,211, $1,203,417 and $884,303, respectively	664,802	707,595	1,026,710

TOTAL ASSETS	$1,186,131	$1,682,090	$2,521,285

LIABILITIES AND STOCKHOLDER'S DEFICIENCY
CURRENT LIABILITIES
Accounts payable	$180,516	$175,629	$939,037
Accrued expenses	275,107	361,143	687,266
Deferred revenue	1,051,022	981,208	1,356,118
Due to parent	5,008,828	4,984,609	2,387,810

Total Current Liabilities	6,515,473	6,502,589	5,370,231

LIABILITIES SUBJECT TO COMPROMISE	828,598	828,787	—

COMMITMENTS AND CONTINGENCIES	—	—	—
STOCKHOLDER'S DEFICIENCY
Preferred stock, $.01 par value, 3,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, $.01 par value, 10,000,000 shares authorized, 10,000 shares issued and outstanding	100	100	100
Deficit	(6,158,040)	(5,649,386)	(2,849,046)

Total Stockholder's Deficiency	(6,157,940)	(5,649,286)	(2,848,946)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY	$1,186,131	$1,682,090	$2,521,285

See accompanying notes to consolidated financial statements.

TRESTLE CORPORATION
(DEBTOR-IN-POSSESSION)

STATEMENTS OF OPERATIONS

	For the Period from April 1, 2003 to May 20, 2003	For the Year Ended March 31, 2003	For The Period from October 1, 2001 (Inception) to March 31, 2002
REVENUE	$111,755	$5,375,103	$1,003,058
COST OF GOODS SOLD	46,043	2,381,064	543,450

GROSS PROFIT	65,712	2,994,039	459,608
OPERATING EXPENSES	537,758	5,788,989	3,308,654

LOSS FROM OPERATIONS	(472,046)	(2,794,950)	(2,849,046)
OTHER INCOME
Interest income	—	3,360	—

LOSS BEFORE REORGANIZATION EXPENSES	(472,046)	(2,791,590)	(2,849,046)
REORGANIZATION EXPENSES	36,608	8,750	—

NET LOSS	$(508,654)	$(2,800,340)	$(2,849,046)

See accompanying notes to consolidated financial statements.

TRESTLE CORPORATION
(DEBTOR-IN-POSSESSION)

STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIENCY

FOR THE PERIOD FROM APRIL 1, 2003 TO MAY 20, 2003,
FOR THE YEAR ENDED MARCH 31, 2003 AND FOR THE PERIOD FROM
OCTOBER 1, 2001 (INCEPTION) TO MARCH 31, 2002

	Common Stock
	Shares	Amount	Deficit	Total
Shares issued upon incorporation, October 1, 2001	10,000	$100	$—	$100
Net loss for the period from October 1, 2001 (inception) to March 31, 2002	—	—	(2,849,046)	(2,849,046)

Balance, March 31, 2002	10,000	100	(2,849,046)	(2,848,946)
Net loss for the year	—	—	(2,800,340)	(2,800,340)

BALANCE, MARCH 31, 2003	10,000	100	(5,649,386)	(5,649,286)
Net loss for April 1, 2003 through May 20, 2003	—	—	(508,654)	(508,654)

BALANCE, May 20, 2003	10,000	$100	$(6,158,040)	$(6,157,940)

See accompanying notes to consolidated financial statements.

TRESTLE CORPORATION
(DEBTOR-IN-POSSESSION)

STATEMENTS OF CASH FLOWS

	For the Period from April 1, 2003 to May 20, 2003	For the Year Ended March 31, 2003	For The Period from October 1, 2001 (Inception) to March 31, 2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(508,654)	$(2,800,340)	$(2,849,046)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,721	357,232	174,132
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	89,605	581,812	(365,713)
Inventory	(2,414)	511,621	(582,397)
Prepaids and other current assets	(12,117)	(30,153)	(31,748)
Increase (decrease) in:
Accounts payable	5,609	114,592	349,253
Accrued expenses	(86,036)	(326,123)	688,500
Deferred revenue	69,814	(422,349)	1,129,214
Liabilities subject to compromise	(189)	(49,213)

Net Cash Used In Operating Activities	(397,661)	(2,062,921)	(1,487,805)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	(107,587)	(13,535)

Net Cash Used In Investing Activities		(107,587)	(13,535)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Parent	24,219	2,596,799	1,586,383

Net Cash Provided By Financing Activities	24,219	2,596,799	1,586,383

NET (DECREASE) INCREASE IN CASH	(373,442)	426,291	85,043

CASH—BEGINNING OF PERIOD	511,334	85,043	—

CASH—END OF PERIOD	$137,892	$511,334	$85,043

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$5,237	$909

Taxes	$—	$800	$800

SUPPLEMENTAL NON-CASH INFORMATION:
Transfer of accounts payable to liabilities subject to compromise as a result of Chapter 11 filing	$—	$878,000	$—

See accompanying notes to consolidated financial statements.

TRESTLE CORPORATION
(DEBTOR-IN-POSSESSION)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Organization and Description of Business

        Trestle Corporation (the "Company") began business operations on October 1, 2001 and was incorporated in the state of Delaware on October 1, 2001, and is a wholly owned subsidiary of Med Diversified, Inc., a Nevada corporation. Trestle's business has historically been in the telepathology and medical device industries. Overall, its business solutions enable the remote examination, diagnosis and treatment of healthcare consumers by healthcare service providers when direct, face-to-face interaction is inconvenient, inefficient or ineffective.

        On November 27, 2002 (the "Petition Date"), the Company, the Parent of the Company and four of Parent's other domestic, wholly owned subsidiaries (the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of New York (the "Bankruptcy Court") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The reorganization cases are being jointly administered under the caption "In re Med Diversified, Inc., et al., Case No. 8-02-88564." The Company continues to operate its business as a debtor-in-possession, subject to the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court while a plan of reorganization is formulated. As a debtor-in-possession, the Company is authorized to operate the Company's business, but may not engage in transactions outside the ordinary course of business without the approval of the Bankruptcy Court.

(B) Basis Of Presentation and Going Concern

        The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred substantial net losses and negative cash flows from operations during each of the periods presented and had a working capital deficiency of $6,072,008 and a stockholder's deficiency of $6,157,940 as of May 20, 2003. Additionally, pursuant to an Asset Purchase Agreement dated April 16, 2003, the Company has sold substantially all of the assets of Trestle Corporation (See Note 7). Furthermore, as a result of the Bankruptcy proceedings of the Company and its parent and circumstances relating thereto, realization of any remaining assets and liquidation of liabilities are subject to significant uncertainty.

        The accompanying consolidated financial statements have also been presented in conformity with the American Institute of Certified Public Accountants Statement of Position ("SOP") 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). The statement requires a segregation of liabilities subject to compromise by the Bankruptcy Court as of the Petition Date and identification of all transactions and events that are directly associated with the reorganization of the Company. Pursuant to SOP 90-7, pre-petition liabilities are reported on the basis of the expected amounts of such allowed claims, as opposed to the amounts for which claims may be settled. Under a confirmed final plan or reorganization, those claims may be settled at amounts substantially less than their allowed amounts (See Note 4).

        The Company's recurring operating losses, liquidity issues and the bankruptcy proceeding raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern and the appropriateness of using the going concern basis of accounting depends upon, among other things, the ability to comply with the terms of the debtor-in-possession confirmation of a plan of reorganization, success of future operations after such confirmation and the ability to generate sufficient cash from operations and financing sources to meet obligations.

(C) Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(D) Revenue Recognition

        The Company recognizes revenue on product sales after shipment of the product to the customer, installation of the product has been completed, and formal acceptance by the customer has been received. Revenue collected in advance of installation and customer acceptance is reflected as deferred revenue.

        Revenue attributable to software maintenance and support is deferred and recognized ratably over the term of the maintenance agreement, generally one year.

(E) Concentration of Credit Risk

        The Company's financial instruments that are exposed to concentrations of credit risk consist principally of cash and trade receivables. The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may have exceeded FDIC insured levels at various times during the year. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk in cash. The Company's trade receivables result primarily the sale of its products, and the concentration of credit risk includes a customer base located throughout North America and the Middle East.

        The Company had one customer that accounted for 78% of sales for the period April 1, 2003 to May 2003, two customers that accounted for 55% and 10% of sales in the year ended March 31, 2003, and two customers that accounted for 35% and 12% of sales for the period October 1, 2001 to March 31, 2002. Principally all of the Company's sales for the period April 1, 2003 to May 2003 were to customers in North America. Approximately 39% and 55% of the Company's sales in the year ending March 31, 2003 were to customers in North America and the Middle East, respectively. Principally all of the Company's sales for the period October 1, 2001 to March 31, 2002 were to customers in North America.

(F) Inventory

        Inventories consist principally of finished goods and are stated at the lower of cost (first-in, first-out method) or market.

(G) Property and Equipment

        Property and equipment is stated at cost. Depreciation is provided at the time property and equipment is placed in service using the straight-line method over the estimated useful lives of the assets, which range from three to seven years.

(H) Software Development Costs

        The Company accounts for its software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." In accordance with SFAS No. 86, costs incurred prior to technological feasibility related to the development of software to be licensed have been expensed. Once the Company concludes that technological feasibility is attained, all subsequent development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Upon incorporation on October 1, 2001, the Parent allocated to the Company $1,186,000 of software costs it had previously capitalized in accordance with SFAS No. 86. During the period ended May 20, 2003, the year ended March 31, 2003 and the period ended March 31, 2002, the Company did not incur any further software development costs. Such software costs are being amortized over a three to six year life. The Company amortized $42,794 of such costs for the period April 1, 2003 to May 20, 2003, $318,384 of such costs for the year ended March 31, 2003, and $159,625 of such costs for the period October 1, 2001 to March 31, 2002.

(I) Trade receivables

        Trade receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

        The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. Accounts are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended by contract. When an account balance is past due and attempts have been made by legal or other means, the amount is considered uncollectible and is written off against the allowance balance. As of May 20, 2003, March 31, 2003 and 2002, trade receivables had net balances in the amount of $58,862, $148,467 and $682,840, net of allowances of $23,491, $23,491 and $0, respectively.

(J) Income Taxes

        The Company accounts for income taxes using the liability method whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years to difference between the financial statement carrying amounts and the tax bases of certain assets and liabilities. Changes in deferred tax assets and liabilities include the impact of any tax rate changes enacted during the year.

(K) Fair Value of Financial Instruments

        The Company believes that the carrying value of its cash, accounts receivable, accounts payable, accrued liabilities, due to Parent and deferred revenue as of March 31, 2003 approximates their respective fair values due to the demand or short-term nature of those instruments.

(L) Bankruptcy Accounting

        Since the Chapter 11 bankruptcy filing, the Company has applied the provisions of SOP 90-7, which does not significantly change the application of accounting principles generally accepted in the United States; however, it does require that the financial statements for periods including and subsequent to filing the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business (See Note 4).

(M) Recent Accounting Pronouncements

        In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". This statement addresses the diverse accounting practices for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company will be required to adopt this statement effective January 1, 2003. The Company does not expect that the adoption of SFAS No. 143 will have any effect on the Company's financial statement presentation or disclosures.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which is effective January 1, 2003. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and a portion of APB Opinion No. 30, "Reporting the Results of Operations". This statement provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This statement also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as presently required. The adoption of SFAS No. 144 did not have any effect on the Company's financial statement presentation or disclosures.

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Such costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 replaces the previous accounting guidance provided by the Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after March 31, 2003. The Company does not anticipate that the adoption of SFAS No. 146 will have any effect on the Company's financial statement presentation or disclosures.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation—Transition and Disclosure", which amended Statement No. 123. "Accounting for Stock Based Compensation". SFAS No. 148 provides for the use of alternative methods of transition for voluntary change to the fair value based method of accounting for stock based compensation. It also amends the disclosure requirements of Statement No. 123 to require prominent disclosure of the Company's method of accounting for such compensation and the effect of the method used on reported results in annual and interim financial statements. SFAS No. 148 is effective for annual periods ending after December 15, 2003 and interim period beginnings after December 15, 2003. The Company does not expect the adoption of SFAS No. 148 to have a material effect on its financial position or results of operations.

        In January 2003, the FASB issued Interpretation No. 46: "Consolidation of Variable Interest Entities (an interpretation of ARB No. 51) ("FIN46")." FIN46 addresses consolidation by business enterprises of certain variable interest entities, commonly referred to as special purpose entities. The Group will be required to implement the other provisions of FIN46 in 2003. The adoption of FIN46 is not expected to have a material impact on the Group's consolidated financial statements.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not expect that the adoption of SFAS No. 150 will have a significant effect on the Company's financial statement presentation or disclosures.

NOTE 2 PROPERTY AND EQUIPMENT

        Property and Equipment consists of the following:

	May 20, 2003	March 31, 2003	March 31, 2002
Machinery and equipment	$121,810	$121,810	$13,493
Furniture and fixtures	13,761	13,761	14,491

	135,571	135,571	27,984
Less accumulated depreciation and amortization	57,707	53,057	14,940

	$77,864	$82,514	$13,044

        Depreciation expense of $3,927, $38,117 and $14,940 is reflected in the accompanying Statement of Operations for the period from April 1, 2003 to May 20, 2003, for the year ended March 31, 2003 and for the period from October 1, 2001 (inception) to March 31, 2002, respectively.

NOTE 3 DUE TO PARENT AND OVERHEAD CHARGES

        Due to Parent represents unsecured, non-interest bearing amounts advanced to the Company by its Parent or its subsidiaries to fund the on-going operations of the Company. There are no formal terms of repayment for these advances.

        Upon incorporation on October 1, 2001, the Parent allocated $1,186,000 of software development costs, of which the unamortized balance is reflected as an asset in the accompanying May 20, 2003, March 31, 2003 and 2002 balance sheets. During the periods ended March 31, 2003 and 2002, the Parent allocated certain overhead costs to the Company. These costs included insurance, corporate overhead, personnel costs and other administrative type costs. The total amount of costs allocated to the Company approximated $415,000 for the year ended March 31, 2003 and $128,000 for the period from October 1, 2001 (inception) to March 31, 2002, and are included as part of operating expenses in the accompanying Statement of Operations.

NOTE 4 LIABILITIES SUBJECT TO COMPROMISE

        "Liabilities subject to compromise" refers to liabilities incurred prior to the commencement of the Chapter 11 filings. These liabilities, consisting primarily of certain accounts payable and accrued liabilities, represent management's estimate of known or potential pre-petition claims to be resolved in connection with the Chapter 11 filings. The amount of liabilities subject to compromise was $878,000, of which $828,598 and $828,787 were still pending as of May 20, 2003 and March 31, 2003, respectively.

        Under bankruptcy law, actions by creditors to collect indebtedness the Company owed prior to the Petition Date are stayed and certain other pre-petition contractual obligations may not be enforced against the Debtors. The Company has received approval from the Court to pay certain pre-petition liabilities including employee salaries and wages, benefits and other employee obligations. Adjustments to the claims may result from negotiations, payments authorized by Court order, additional rejection of executory contracts including leases or other events.

        Pursuant to an order of the Court, the Company mailed notices to all known creditors. Amounts that the Company has recorded are in many instances different from amounts filed by the Company's creditors. Differences between amounts scheduled by the Company and claims by creditors are being investigated and resolved in connection with the Company's claims resolution process. Until the process is complete, the ultimate number and amount of allowable claims cannot be ascertained. In this regard, it should be noted that the claims reconciliation process may result in material adjustments to current estimates of allowable claims. The ultimate resolution of these claims will be based upon the final plan of reorganization.

NOTE 5 COMMITMENT AND CONTINGENCIES

Operating Leases

        The company leases its current office facility under a month-to-month operating lease that requires a monthly payment of $8,906. Rent expense for the period April 1, 2003 to May 20, 2003, for the year ended March 31, 2003 and for the period from October 1, 2001 (inception) to March 31, 2002, was $20,954, $133,451 and $64,894 respectively, which includes rental of miscellaneous other month to month rental spaces.

NOTE 6 INCOME TAXES

        The Company is included in the consolidated federal income tax return filed by its Parent. Federal income taxes are calculated as if the Company filed a separate federal income tax return. The Company files its own state and local tax returns.

        As of May 20, 2003, the Company had federal net operating loss carryforwards of approximately $6,108,000 expiring in various years through 2023, which can be used to offset future taxable income, if any. No deferred asset benefit for these operating losses has been recognized in the financial statements due to the uncertainty as to their realizability in future periods.

        The Company's net deferred tax assets (using a federal corporate income rate of 34%) consisted of the following at May 30, 2003, March 31, 2003 and March 31, 2002:

	May 20, 2003	March 31, 2003	March 31, 2002
Deferred tax asset, net operating loss	$2,074,000	$1,904,000	$969,000
Less valuation allowance	(2,074,000)	(1,904,000)	(969,000)

Net deferred tax asset	$—	$—	$—

        As a result of the Company's significant operating loss carryforward and the corresponding valuation allowance, no income tax expense (benefit) has been recorded costs for the period from April 1, 2003 to May 20, 2003, for the year ending March 31, 2003 or for the period from October 1, 2001 (inception) to March 31, 2002.

NOTE 7 SUBSEQUENT EVENT

        On May 20, 2003, after receiving approval from the Bankruptcy Court, the Company and its Parent (the "Sellers") completed the sale of substantially all of the assets of Trestle Corporation to Trestle Acquisition Corporation ("TRAC"), pursuant to an Asset Purchase Agreement dated April 16, 2003. TRAC is a wholly owned subsidiary of Sunland Entertainment Co, Inc., a Delaware corporation. Under the terms of the acquisition, TRAC paid the Sellers $1,250,000 in cash, and assumed certain liabilities of Trestle consisting of approximately $369,000 of accounts payable and accrued liabilities and certain amounts of deferred revenue on contracts in progress. The sales proceeds from this transaction were remitted to the bankruptcy trustee.

        The acquired assets include all right, title and interest of the Sellers, free and clear of any liens or other encumbrances, in and to the following, as they related to the Trestle business and as they existed on the closing date: (a) all intellectual property, (b) all tangible personal property, (c) all accounts receivable existing on the closing date and arising thereafter, (d) cash and cash equivalents of the Sellers received from the Trestle business prior to, and existing on, the closing date in an amount not less than $135,000, (e) cash and cash equivalents of the Sellers received from the Trestle business on and after the closing date, (f) certain real and personal property lease agreements and leasehold improvements, (g) all software and the contracts related thereto used or held for use in or relating to the Trestle business, and (h) all right, title and interest of the Sellers in and to certain assumed contracts.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Our Second Amended and Restated Certificate of Incorporation and bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been our directors or officers in accordance with Section 145 of the Delaware General Corporation Law. Our Second Amended and Restated Certificate of Incorporation permits us to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not we have the power to indemnify such person against liability for any of those acts.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of Trestle pursuant to the foregoing provisions, or otherwise, Trestle has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        We have agreed, among other things, to bear certain expenses in connection with the registration and sale of the shares being offered by the selling stockholders. The following table sets forth our estimated expenses in connection with the offering described in this Registration Statement:

ITEM	Amount ($)
SEC Registration Fee	5,586.81
EDGAR Filing Expenses	3,000
Transfer Agent Fees	0
Legal Fees	10,500
Accounting Fees	10,000
Miscellaneous	5,500

TOTAL	34,586.81

*
Estimates

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
2.1	Third Amendment to Asset Purchase Agreement dated as of September 3, 2003, by and among the Company, Pepin/Merhi Entertainment, Inc. and Film Library Acquisition Corp. (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003)
2.2
Asset Purchase Agreement dated as of April 16, 2003, by and among the Trestle Acquisition Corp., Med Diversified, Inc. and Trestle Corporation. (incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 20, 2003)
2.3
Amendment No. 1 to Asset Purchase Agreement dated as of May 20, 2003, 2003, by and among the Trestle Acquisition Corp., Med Diversified, Inc. and Trestle Corporation. (incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 20, 2003)

2.4
Asset Purchase Agreement dated as of April 10, 2003, by and among the Company, Pepin/Merhi Entertainment, Inc. and Film Library Acquisition Corp. (incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 2003)
3.1	(i)	Second Amended and Restated Articles of Incorporation of the Company. (incorporated herein by reference to Exhibit 3.1 of Company's Registration Statement No. 33-63363-LA)
3.2	(i)	First Amendment to Second Amended and Restated Articles of Incorporation of the Company. (incorporated herein by reference to Exhibit 3.2 of Company's Registration Statement No. 33-63363-LA)
3.3	(i)	Certificate of Determination filed with the California Secretary of State of April 15, 1999. (incorporated by reference to Exhibit 3.1 of the Company's Form 8-K dated April 26, 1999)
3.4	(ii)	Second Restated and Amended Bylaws of the Company. (incorporated herein by reference to Exhibit 3.3 of Company's Registration Statement No. 33-63363-LA)
3.5	(ii)	First Amendment to Second Restated and Amended Bylaws of the Company. (incorporated herein by reference to Exhibit 3.4 of Company's Registration Statement No. 33-63363-LA)
4.1		Form of Stock Certificate. (incorporated herein by reference to Exhibit 4 of Company's Registration Statement No. 33-63363-LA)
10.1		Warrant agreement between Company and Zaykowski Partners, LP dated March 3, 2004. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003)
10.2
Convertible promissory note between the Company and Zaykowski Partners, LP dated March 3, 2004. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003)
10.3		Security agreement between Company and Zaykowski Partners, LP dated March 3, 2004. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003)
10.4
Consulting agreement between the Company and Crosby Haffner dated December 27, 2003. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003)
10.5		Warrant agreement between the Company and Crosby Haffner dated December 27, 2003. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003)
10.6		Consulting agreement between the Company and Andrew Borsanyi. (incorporated by reference to Exhibit 99.2 of the Company's Form 8-K dated October 31, 2003)
10.7		Warrant agreement between the Company and Andrew Borsanyi. (incorporated by reference to Exhibit 99.3 of the Company's Form 8-K dated October 31, 2003)
10.8
Warrant Agreement dated September 26, 2003, by and between the Company and Michael Doherty. (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003)
10.9
Warrant Agreement dated July 2, 2003, by and between the Company and Michael Doherty. (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003)

10.10
Warrant Agreement dated June 30, 2003, by and between the Company and W-Net, Inc. (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003)
10.11	Employment Term Sheet dated as of May 20, 2003, by and between the Registrant and Andrew Borsanyi. (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K dated June 3, 2003)
10.12	Employment Term Sheet dated as of May 20, 2003, by and between the Registrant and Jack Zeineh. (incorporated by reference to Exhibit 10.2 of the Company's Form 8-K dated June 3, 2003)
10.13	Registration Agreement, dated as of December 7, 1990, by and among the Company, AKAUSA and MCA. (incorporated herein by reference to Exhibit 10.11 of Company's Registration Statement No. 33-63363-LA)
10.14	Shareholders Agreement, dated as of December 7, 1990, by and among the Company, AKAUSA and MCA. (incorporated herein by reference to Exhibit 10.12 of Company's Registration Statement No. 33-63363-LA)
10.15	1993 Stock Option Plan and Stock Option Agreements. (incorporated herein by reference to Exhibit 10.41 of Company's Registration Statement No. 33-63363-LA)
10.16	Special Salary Reduction Stock Option Plan of 1993 and Stock Option Agreements. (incorporated herein by reference to Exhibit 10.42 of Company's Registration Statement No. 33-63363-LA)
10.17	Profit Sharing Plan and Trust Adoption Agreement. (incorporated herein by reference to Exhibit 10.43 of Company's Registration Statement No. 33-63363-LA)
10.18	Office Lease between Company and 100 Wilshire Associates dated December 8, 1993. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1993)
10.19	1994 Stock Option Plan. (incorporated by reference to the Company's 1994 definitive Proxy Statement)
10.20
Sublease Agreement dated as of November 14, 1995 between the Company and Travelers Management, Inc., a California corporation. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995)
10.21	Warrant Agreement with Arnhold and S. Bleichroeder dated January 16, 1997. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996)
10.22	Warrant Agreement with Michael Doherty dated January 16, 1997. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996)
10.23	The Harvey Entertainment Company 1997 Stock Option Plan. (incorporated herein by reference to the Company's 1997 definitive Proxy Statement)
10.24
Warrant Agreement dated March 23, 1998 between the Company and Anthony J. Scotti, Michael S. Hope and Leonard Breijo. (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998)

10.25
Stock Purchase Agreement dated as of April 7, 1999 by and among the Company, Michael R. Burns, Roger A. Burlage, Ken Slutsky and The Kushner-Locke Company. (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K dated April 26, 1999)
10.26
Warrant Agreement dated as of April 26, 1999 among the Company, Roger A. Burlage, Michael R. Burns, The Kushner-Locke Company, Al Checchi and Ken Slutsky. (incorporated by reference to Exhibit 10.2 of the Company's Form 8-K dated April 26, 1999)
10.27
Registration Rights Agreement dated as of April 26, 1999 by and among the Company, The Kushner-Locke Company, Roger A. Burlage, Michael R. Burns, Al Checchi and Ken Slutsky. (incorporated by reference to Exhibit 10.3 of the Company's Form 8-K dated April 26, 1999)
10.28
Registration Rights Agreement dated as of April 26, 1999 by and between The Kushner-Locke Company and the Company. (incorporated by reference to Exhibit 10.4 of the Company's Form 8-K dated April 26, 1999)
10.29	Employment Agreement dated as of April 5, 1999 by and between the Company and Roger A. Burlage. (incorporated by reference to Exhibit 10.5 of the Company's Form 8-K dated April 26, 1999)
10.30
Warrant Agreement dated as of June 30, 1999 between the Company and Paul Guez. (incorporated by reference to Exhibit 10.64 of the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999)
10.31
Registration Rights Agreement dated as of June 30, 1999 by and between the Company and Paul Guez. (incorporated by reference to Exhibit 10.65 of the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999)
10.32
Lease Agreement dated September 22, 1999 between the Company and Douglas Emmett Realty Fund 1997, a California limited partnership. (incorporated by reference to Exhibit 10.76 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999)
10.33
Lease Agreement dated as of April 1, 2000, by and between Pepin/Merhi Entertainment Group, Inc. and Pepin Merhi Shamieh, LLC. (incorporated by reference to Exhibit 10.78 of the Company's Form 8-K dated April 14, 2000)
10.34
Sale and Assignment Agreement dated as of April 3, 2000, by and among Inferno Acquisition Corp., Imperial Bank, and Natexis Banque. (incorporated by reference to Exhibit 10.79 of the Company's Form 8-K dated April 14, 2000)
10.35
Loan and Security Agreement dated as of April 3, 2000, by and among Inferno Acquisition Corp., Imperial Bank and Natexis Banque. (incorporated by reference to Exhibit 10.80 of the Company's Form 8-K dated April 14, 2000)
10.36
Credit, Security, Guaranty and Pledge Agreement dated as of April 3, 2000 among the Company, the other Borrowers referred to therein, the Guarantors referred to therein, the Lenders referred to therein and The Chase Manhattan Bank as Administrative Agent and Issuing Bank. (incorporated by reference to Exhibit 10.82 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.)

10.37
Securities Purchase Agreement dated July 2, 2001 by and among Sunland Entertainment, Inc. and SHO Investments, LLC. (incorporation by reference to Exhibit 10.52 of the Company's Form 10-KSB for the year ended December 31, 2001)
10.38	Consulting agreement with Synthetica (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2004.)
10.39	Employment contract with Maurizio Vecchione (incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2004.)
10.40	Option agreement with Maurizio Vecchione. (incorporated by reference to Exhibit 99.3 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2004.)
10.41	Employment contract with Barry Hall. (incorporated by reference to Exhibit 99.4 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2004.)
10.42	Option agreement with Barry Hall. (incorporated by reference to Exhibit 99.5 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2004.)
10.43
Consulting agreement with Michael Doherty. (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 17, 2004.)
10.44
Letter of Intent with InterScope Technologies, Inc. (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 14, 2004.)
21	List of subsidiaries of Company. (incorporated herein by reference to Exhibit 22 of Company's Registration Statement No. 33-63363-LA)
23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP.
23.2	Consent of WEINBERG & COMPANY, P.A.
24.1	Power of Attorney (included on the signature page here of).

UNDERTAKINGS

A.
Undertaking Pursuant to Rule 415.

        The Undersigned registrant hereby undertakes:

           1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any Prospectus required by Section 10(a)(3) of the Act;

           (ii)  to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement.

           2.  That, for the purpose of determining any liability under the Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           4.  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officer and controlling persons of the small business issuer pursuant to the provisions of the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Irvine, state of California, on January 31, 2005.

TRESTLE HOLDINGS, INC.
By:	/s/ BARRY HALL Barry Hall President and CFO

POWER OF ATTORNEY

        We, the undersigned officers and directors of Trestle Holdings, Inc., hereby severally constitute and appoint Barry Hall, our true and lawful attorney-in-fact and agent, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement and all documents in connection thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

/s/ MICHAEL S. DOHERTY Michael S. Doherty	Director	January 31, 2005
/s/ WILLIAM D. DALLAS William D. Dallas	Director	January 31, 2005
/s/ GARY M. GRAY Gary M. Gray	Director	January 31, 2005
/s/ CROSBY HAFFNER Crosby Haffner	Director	January 31, 2005
/s/ MICHAEL S. HOPE Michael S. Hope	Director	January 31, 2005
/s/ ALLON GUEZ Allon Guez	Director	January 31, 2005
/s/ MAURIZIO VECCHIONE Maurizio Vecchione	Director	January 31, 2005

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
2.1		Third Amendment to Asset Purchase Agreement dated as of September 3, 2003, by and among the Company, Pepin/Merhi Entertainment, Inc. and Film Library Acquisition Corp. (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003)
2.2
Asset Purchase Agreement dated as of April 16, 2003, by and among the Trestle Acquisition Corp., Med Diversified, Inc. and Trestle Corporation. (incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 20, 2003)
2.3
Amendment No. 1 to Asset Purchase Agreement dated as of May 20, 2003, 2003, by and among the Trestle Acquisition Corp., Med Diversified, Inc. and Trestle Corporation. (incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 20, 2003)
2.4
Asset Purchase Agreement dated as of April 10, 2003, by and among the Company, Pepin/Merhi Entertainment, Inc. and Film Library Acquisition Corp. (incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 2003)
3.1	(i)	Second Amended and Restated Articles of Incorporation of the Company. (incorporated herein by reference to Exhibit 3.1 of Company's Registration Statement No. 33-63363-LA)
3.2	(i)	First Amendment to Second Amended and Restated Articles of Incorporation of the Company. (incorporated herein by reference to Exhibit 3.2 of Company's Registration Statement No. 33-63363-LA)
3.3	(i)	Certificate of Determination filed with the California Secretary of State of April 15, 1999. (incorporated by reference to Exhibit 3.1 of the Company's Form 8-K dated April 26, 1999)
3.4	(ii)	Second Restated and Amended Bylaws of the Company. (incorporated herein by reference to Exhibit 3.3 of Company's Registration Statement No. 33-63363-LA)
3.5	(ii)	First Amendment to Second Restated and Amended Bylaws of the Company. (incorporated herein by reference to Exhibit 3.4 of Company's Registration Statement No. 33-63363-LA)
4.1		Form of Stock Certificate. (incorporated herein by reference to Exhibit 4 of Company's Registration Statement No. 33-63363-LA)
10.1		Warrant agreement between Company and Zaykowski Partners, LP dated March 3, 2004. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003)
10.2
Convertible promissory note between the Company and Zaykowski Partners, LP dated March 3, 2004. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003)
10.3		Security agreement between Company and Zaykowski Partners, LP dated March 3, 2004. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003)
10.4
Consulting agreement between the Company and Crosby Haffner dated December 27, 2003. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003)

10.5	Warrant agreement between the Company and Crosby Haffner dated December 27, 2003. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003)
10.6	Consulting agreement between the Company and Andrew Borsanyi. (incorporated by reference to Exhibit 99.2 of the Company's Form 8-K dated October 31, 2003)
10.7	Warrant agreement between the Company and Andrew Borsanyi. (incorporated by reference to Exhibit 99.3 of the Company's Form 8-K dated October 31, 2003)
10.8
Warrant Agreement dated September 26, 2003, by and between the Company and Michael Doherty. (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003)
10.9
Warrant Agreement dated July 2, 2003, by and between the Company and Michael Doherty. (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003)
10.10
Warrant Agreement dated June 30, 2003, by and between the Company and W-Net, Inc. (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003)
10.11	Employment Term Sheet dated as of May 20, 2003, by and between the Registrant and Andrew Borsanyi. (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K dated June 3, 2003)
10.12	Employment Term Sheet dated as of May 20, 2003, by and between the Registrant and Jack Zeineh. (incorporated by reference to Exhibit 10.2 of the Company's Form 8-K dated June 3, 2003)
10.13	Registration Agreement, dated as of December 7, 1990, by and among the Company, AKAUSA and MCA. (incorporated herein by reference to Exhibit 10.11 of Company's Registration Statement No. 33-63363-LA)
10.14	Shareholders Agreement, dated as of December 7, 1990, by and among the Company, AKAUSA and MCA. (incorporated herein by reference to Exhibit 10.12 of Company's Registration Statement No. 33-63363-LA)
10.15	1993 Stock Option Plan and Stock Option Agreements. (incorporated herein by reference to Exhibit 10.41 of Company's Registration Statement No. 33-63363-LA)
10.16	Special Salary Reduction Stock Option Plan of 1993 and Stock Option Agreements. (incorporated herein by reference to Exhibit 10.42 of Company's Registration Statement No. 33-63363-LA)
10.17	Profit Sharing Plan and Trust Adoption Agreement. (incorporated herein by reference to Exhibit 10.43 of Company's Registration Statement No. 33-63363-LA)
10.18	Office Lease between Company and 100 Wilshire Associates dated December 8, 1993. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1993)
10.19	1994 Stock Option Plan. (incorporated by reference to the Company's 1994 definitive Proxy Statement)
10.20
Sublease Agreement dated as of November 14, 1995 between the Company and Travelers Management, Inc., a California corporation. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995)

10.21	Warrant Agreement with Arnhold and S. Bleichroeder dated January 16, 1997. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996)
10.22	Warrant Agreement with Michael Doherty dated January 16, 1997. (incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996)
10.23	The Harvey Entertainment Company 1997 Stock Option Plan. (incorporated herein by reference to the Company's 1997 definitive Proxy Statement)
10.24
Warrant Agreement dated March 23, 1998 between the Company and Anthony J. Scotti, Michael S. Hope and Leonard Breijo. (incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998)
10.25
Stock Purchase Agreement dated as of April 7, 1999 by and among the Company, Michael R. Burns, Roger A. Burlage, Ken Slutsky and The Kushner-Locke Company. (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K dated April 26, 1999)
10.26
Warrant Agreement dated as of April 26, 1999 among the Company, Roger A. Burlage, Michael R. Burns, The Kushner-Locke Company, Al Checchi and Ken Slutsky. (incorporated by reference to Exhibit 10.2 of the Company's Form 8-K dated April 26, 1999)
10.27
Registration Rights Agreement dated as of April 26, 1999 by and among the Company, The Kushner-Locke Company, Roger A. Burlage, Michael R. Burns, Al Checchi and Ken Slutsky. (incorporated by reference to Exhibit 10.3 of the Company's Form 8-K dated April 26, 1999)
10.28
Registration Rights Agreement dated as of April 26, 1999 by and between The Kushner-Locke Company and the Company. (incorporated by reference to Exhibit 10.4 of the Company's Form 8-K dated April 26, 1999)
10.29	Employment Agreement dated as of April 5, 1999 by and between the Company and Roger A. Burlage. (incorporated by reference to Exhibit 10.5 of the Company's Form 8-K dated April 26, 1999)
10.30
Warrant Agreement dated as of June 30, 1999 between the Company and Paul Guez. (incorporated by reference to Exhibit 10.64 of the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999)
10.31
Registration Rights Agreement dated as of June 30, 1999 by and between the Company and Paul Guez. (incorporated by reference to Exhibit 10.65 of the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999)
10.32
Lease Agreement dated September 22, 1999 between the Company and Douglas Emmett Realty Fund 1997, a California limited partnership. (incorporated by reference to Exhibit 10.76 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999)
10.33
Lease Agreement dated as of April 1, 2000, by and between Pepin/Merhi Entertainment Group, Inc. and Pepin Merhi Shamieh, LLC. (incorporated by reference to Exhibit 10.78 of the Company's Form 8-K dated April 14, 2000)
10.34
Sale and Assignment Agreement dated as of April 3, 2000, by and among Inferno Acquisition Corp., Imperial Bank, and Natexis Banque. (incorporated by reference to Exhibit 10.79 of the Company's Form 8-K dated April 14, 2000)

10.35
Loan and Security Agreement dated as of April 3, 2000, by and among Inferno Acquisition Corp., Imperial Bank and Natexis Banque. (incorporated by reference to Exhibit 10.80 of the Company's Form 8-K dated April 14, 2000)
10.36
Credit, Security, Guaranty and Pledge Agreement dated as of April 3, 2000 among the Company, the other Borrowers referred to therein, the Guarantors referred to therein, the Lenders referred to therein and The Chase Manhattan Bank as Administrative Agent and Issuing Bank. (incorporated by reference to Exhibit 10.82 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.)
10.37
Securities Purchase Agreement dated July 2, 2001 by and among Sunland Entertainment, Inc. and SHO Investments, LLC. (incorporation by reference to Exhibit 10.52 of the Company's Form 10-KSB for the year ended December 31, 2001)
10.38	Consulting agreement with Synthetica (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2004.)
10.39	Employment contract with Maurizio Vecchione (incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2004.)
10.40	Option agreement with Maurizio Vecchione. (incorporated by reference to Exhibit 99.3 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2004.)
10.41	Employment contract with Barry Hall. (incorporated by reference to Exhibit 99.4 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2004.)
10.42	Option agreement with Barry Hall. (incorporated by reference to Exhibit 99.5 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2004.)
10.43
Consulting agreement with Michael Doherty. (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 17, 2004.)
10.44
Letter of Intent with InterScope Technologies, Inc. (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 14, 2004.)
21	List of subsidiaries of Company. (incorporated herein by reference to Exhibit 22 of Company's Registration Statement No. 33-63363-LA)
23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP.
23.2	Consent of WEINBERG & COMPANY, P.A.
24.1	Power of Attorney (included on the signature page here of).

QuickLinks

TABLE OF CONTENTS
PROSPECTUS SUMMARY
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF BUSINESS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
LEGAL PROCEEDINGS
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
MANAGEMENT'S DISCUSSION AND ANALYSIS AND FINANCIAL CONDITION AND RESULTS OF OPERATIONS
DESCRIPTION OF PROPERTY
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
TRANSFER AGENT AND REGISTRAR
WHERE TO GET MORE INFORMATION
FINANCIAL STATEMENTS TRESTLE HOLDINGS, INC. AND SUBSIDIARIES TABLE OF CONTENTS
TRESTLE HOLDINGS, INC. FINANCIAL STATEMENTS FOR THE QUARTER ENDED SEPTEMBER 30, 2004 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2003. CONSOLIDATED BALANCE SHEETS
TRESTLE HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
TRESTLE HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
TRESTLE HOLDINGS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TRESTLE HOLDINGS, INC. FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002. REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TRESTLE HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
TRESTLE HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
SUNLAND ENTERTAINMENT CO., INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY YEARS ENDED DECEMBER 31, 2003 AND 2002
TRESTLE HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
TRESTLE HOLDINGS, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2003 AND 2002
INDEPENDENT AUDITORS' REPORT
TRESTLE CORPORATION (DEBTOR-IN-POSSESSION) BALANCE SHEETS
TRESTLE CORPORATION (DEBTOR-IN-POSSESSION) STATEMENTS OF OPERATIONS
TRESTLE CORPORATION (DEBTOR-IN-POSSESSION) STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIENCY FOR THE PERIOD FROM APRIL 1, 2003 TO MAY 20, 2003, FOR THE YEAR ENDED MARCH 31, 2003 AND FOR THE PERIOD FROM OCTOBER 1, 2001 (INCEPTION) TO MARCH 31, 2002
TRESTLE CORPORATION (DEBTOR-IN-POSSESSION) STATEMENTS OF CASH FLOWS
TRESTLE CORPORATION (DEBTOR-IN-POSSESSION)
INDEMNIFICATION OF DIRECTORS AND OFFICERS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX